                                                                    Exhibit 2.12








                            ASSET PURCHASE AGREEMENT



                          dated as of November 6, 1996


                                     between


                              STATE CABLE TV CORP.


                                       and



                         PEGASUS CABLE TELEVISION, INC.

                                TABLE OF CONTENTS

                                                                                       Page
ARTICLE 1.       CERTAIN DEFINITIONS................................................... 1

ARTICLE 2.       PURCHASE AND SALE..................................................... 5
Section 2.1      Covenant of Purchase and Sale; Assets................................. 5
Section 2.2      Excluded Assets....................................................... 6
Section 2.3      Assumed and Retained Obligations and Liabilities...................... 7
Section 2.4      Purchase Price........................................................ 8
Section 2.5      Escrow Agreement ..................................................... 9
Section 2.6      Current Items Amount.................................................. 9
Section 2.7      Current Items Amount Calculated.......................................10

ARTICLE 3.       RELATED MATTERS.......................................................11
Section 3.1      HSR Act Compliance....................................................11
Section 3.2      Noncompetition Agreement..............................................11
Section 3.3      Bulk Sales............................................................11
Section 3.4      Use of Names and Logos................................................11
Section 3.5      Transfer Taxes; Filing Fees...........................................11
Section 3.6      Allocation of the Purchase Price .....................................11

ARTICLE 4.       BUYER'S REPRESENTATIONS AND WARRANTIES................................12
Section 4.1      Organization of Buyer.................................................12
Section 4.2      Authority.............................................................12
Section 4.3      No Conflict; Required Consents........................................12
Section 4.4      Litigation............................................................12
Section 4.5      Taxpayer Number.......................................................12
Section 4.6      Funds.................................................................12

ARTICLE 5.       SELLER'S REPRESENTATIONS AND WARRANTIES...............................13
Section 5.1      Organization and Qualification of Seller..............................13
Section 5.2      Authority.............................................................13
Section 5.3      No Conflict; Required Consents........................................13
Section 5.4      Title to Assets; Sufficiency..........................................13
Section 5.5      Franchises, Licenses, and Contracts...................................14
Section 5.6      Employee Benefits.....................................................14
Section 5.7      Employees.............................................................14
Section 5.8      Litigation............................................................15
Section 5.9      Tax Returns; Other Reports............................................15
Section 5.10     Compliance with Legal Requirements....................................16
Section 5.11     System Information....................................................17
Section 5.12     Environmental Matters.................................................18
Section 5.13     Financial and Operational Information.................................18

Section 5.14     No Adverse Change.....................................................18
Section 5.15     Taxpayer Identification Number........................................19
Section 5.16     Intangibles...........................................................19
Section 5.17     Accounts Receivable...................................................19
Section 5.18     Bonds.................................................................19
Section 5.19     Exclusivity...........................................................19
Section 5.20     Transactions with Affiliates and Employees............................19

ARTICLE 6.       COVENANTS.............................................................20
Section 6.1      Certain Affirmative Covenants of Seller Regarding the System..........20
Section 6.2      Approvals from Governmental Authorities...............................21
Section 6.3      Employee Matters......................................................22
Section 6.4      WARN Act..............................................................22
Section 6.5      Certain Negative Covenants Of Seller..................................22
Section 6.6      Confidentiality.......................................................23
Section 6.7      Supplements to Schedules..............................................23
Section 6.8      Notification of Certain Matters.......................................24
Section 6.9      Commercially Reasonable Efforts.......................................24
Section 6.10     Closing Date Financial Statements.....................................24
Section 6.11     Subscriber Billing Services...........................................24
Section 6.12     Release of Certain Liens, Litigation and Other Obligations............25
Section 6.13     Customer Notification.................................................25
Section 6.14     Leased Vehicles; Other Capital Leases ................................25
Section 6.15     Duty of Good Faith and Fair Dealing...................................25
Section 6.16     Rate Matters..........................................................25

ARTICLE 7.       CONDITIONS PRECEDENT..................................................26
Section 7.1      Conditions to Buyer's Obligations.....................................26
Section 7.2      Conditions to Seller's Obligations....................................27

ARTICLE 8.       CLOSING...............................................................28
Section 8.1      Closing; Time and Place...............................................28
Section 8.2      Seller's Obligations..................................................29
Section 8.3      Buyer's Obligations...................................................30

ARTICLE 9.       TERMINATION...........................................................31
Section 9.1      Termination Events....................................................31
Section 9.2      Effect of Termination.................................................31

ARTICLE 10.      REMEDIES..............................................................31
Section 10.1     Specific Performance; Remedies Cumulative.............................31
Section 10.2     Attorneys' Fees.......................................................32
Section 10.3     Remedies Limitation...................................................32
Section 10.4     Escrow Deposit .......................................................32

ARTICLE 11.      INDEMNIFICATION.......................................................33
Section 11.1     Indemnification by Seller.............................................33
Section 11.2     Indemnification by Buyer..............................................33
Section 11.3     Indemnified Third Party Claim.........................................34
Section 11.4     Determination of Indemnification Amounts and Related Matters..........35
Section 11.5     Time and Manner of Certain Claims.....................................35

ARTICLE 12.      MISCELLANEOUS PROVISIONS..............................................36
Section 12.1     Expenses..............................................................36
Section 12.2     Brokerage.............................................................36
Section 12.3     Waivers...............................................................36
Section 12.4     Notices...............................................................36
Section 12.5     Entire Agreement; Amendments..........................................37
Section 12.6     Binding Effect; Benefits..............................................37
Section 12.7     Headings, Schedules, and Exhibits ....................................38
Section 12.8     Counterparts..........................................................38
Section 12.9     Publicity.............................................................38
Section 12.10    Governing Law.........................................................38
Section 12.11    Third Parties; Joint Ventures.........................................39
Section 12.12    Construction..........................................................39
Section 12.13    Risk of Loss..........................................................39

                         LIST OF SCHEDULES AND EXHIBITS


SCHEDULES

Schedule 2.1(a)       Tangible Personal Property
Schedule 2.1(b)       Leased Real Property
Schedule 2.1(c)       Franchises
Schedule 2.1(d)       Licenses
Schedule 2.1(e)       Contracts
Schedule 2.2          Excluded Assets
Schedule 5.3          Seller's Required Consents
Schedule 5.4          Liens
Schedule 5.5          Defaults
Schedule 5.7          Employment Matters
Schedule 5.8          Litigation
Schedule 5.10         Rate Regulation Information
Schedule 5.11         System Information
Schedule 5.13         Financial Statements
Schedule 5.18         Bonds
Schedule 5.19         Competition
Schedule 6.1(i)       Required Capital Expenditures

EXHIBITS

Exhibit 2.5           Escrow Agreement
Exhibit 3.2           Noncompetition Agreement
Exhibit 7.1(e)        Seller's Counsel Opinion
Exhibit 7.1(f)        Seller's FCC Counsel Opinion
Exhibit 7.2(g)        Buyer's Counsel Opinion
Exhibit 8.2(a)        Bill of Sale

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT is made and entered into as of November 6, 1996 by and between State Cable TV Corp., a Delaware corporation, whose U.S. Taxpayer Identification Number is 22-2154024 ("Buyer"), and Pegasus Cable Television, Inc., a Massachusetts corporation, whose U.S. Taxpayer Identification Number is 23-2788778 ("Seller").

                                    RECITALS

         A. Seller owns and operates cable television systems which serve Bethlehem, Franconia, Moultonborough, Ossipee, Tamworth and Tuftonborough, New Hampshire, pursuant to the Franchises (as hereinafter defined) and the Licenses (as hereinafter defined) (the "Systems").

         B. Seller is willing to convey to Buyer, and Buyer is willing to purchase from Seller, substantially all of the assets comprising the Systems other than the Excluded Assets (as hereinafter defined), upon the terms and conditions set forth in this Agreement.

                                   AGREEMENTS

         In consideration of the mutual covenants and promises set forth herein, Buyer and Seller agree as follows:

                                    ARTICLE 1
                               CERTAIN DEFINITIONS

         As used in this Agreement, the following terms, whether in singular or plural forms, shall have the following meanings:

         "Agreement" means this Asset Purchase Agreement.

         "Assets" has the meaning given in Section 2.1.

         "Assumed Obligations and Liabilities" has the meaning given in Section 2.3.

         "Basic Cable" means the cable television services described as Basic Cable on Schedule 5.11.

         "Bill of Sale" has the meaning given in Section 8.2(a).

         "Cable Act" means the Communications Act of 1934, 47 U.S.C. ss.ss. 151 et. seq., as amended by the Cable Communications Policy Act of 1984, Pub. L. No. 98-549, the Cable Consumer Protection and Competition Act of 1992, Pub. L. No. 102-385, and the Telecommunications Act of 1996, Pub. L. No. 104-104, as such statutes may be amended from time to time, and the rules and regulations promulgated thereunder.

         "CATV" means Community Antenna Television.

         "Closing" has the meaning given in Section 8.1.

         "Closing Date" means the date of Closing.

         "Closing Time" means 11:59 p.m. local time, on the Closing Date unless the Closing Date is January 1, 1997, in which event the Closing Time shall mean 12:00 a.m. local time on January 1, 1997.

         "Code" shall mean the Internal Revenue Code of 1986, as amended and the regulations thereunder, or any subsequent legislative enactment thereof, as in effect from time to time.

         "Communications Act" means the Communications Act of 1934, as amended.

         "Contracts" has the meaning given in Section 2.1(e).

         "Copyright Act" means the Copyright Act of 1976, as amended.

         "Current Items Amount" has the meaning given in Section 2.6.

         "Deposit" has the meaning given in Section 2.5.

         "Eligible Accounts Receivable" has the meaning given in Section 2.6.

         "Employee Benefit Plan" means any pension, retirement, profit-sharing, deferred compensation, vacation, severance, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA to which a Person contributes or which a Person sponsors or maintains, or by which a Person is otherwise bound.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agreement" has the meaning given in Section 2.5.

         "Excluded Assets" has the meaning given in Section 2.2.

         "Expenses" has the meaning given in Section 2.6.

         "FAA" means the Federal Aviation Administration.

         "FCC" means the Federal Communications Commission.

         "Final Adjustment Certificate" has the meaning given in Section 2.7.

         "Five-Month Average Number of Subscribers" has the meaning given in
Section 2.4(b).

         "Franchises" has the meaning given in Section 2.1(c).

         "Governmental Authority" means the United States of America, any state, commonwealth, territory, or possession thereof and any political subdivision or quasi-governmental authority of any of the same.

         "Hazardous Substances" has the meaning given in Section 5.12(d).

         "Initial Adjustment Certificate" has the meaning given in Section 2.7.

         "Indemnitee" has the meaning given in Section 11.3(a).

         "Indemnitor" has the meaning given in Section 11.3(a).

         "Individual Subscriber" means, as to each System, any active single household subscriber of such System that pays Seller the full monthly price (without discount) for Basic Cable services in accordance with standard rates charged by Seller with respect to such System, that is not pending disconnection for any reason as of the Closing Time, whose payment for service (including installation fees, but exclusive of late charges) is not more than 60 days past due from the due date specified in the bill to which the service relates and who has become a subscriber only pursuant to customary marketing promotions conducted in the ordinary course of business consistent with past practices.

         "Judgment" means any judgment, writ, order, injunction, award, or decree of any court, judge, justice or magistrate, the FCC or any other Governmental Authority.

         "Leased Real Property" has the meaning given in Section 2.1(b).

         "Legal Requirements" means applicable common law and any statute, ordinance, code or other law, rule, regulation, or order enacted, adopted or promulgated by any Governmental Authority, including, without limitation, Judgments and the Franchises.

         "Licenses" has the meaning given in Section 2.1(d).

         "Lien" means any security agreement, financing statement filed with any Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for purposes of security, any lien, mortgage, indenture, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest (including, but not limited to, reservations, rights of entry, rights of first refusal, possibilities of reverter, encroachments, easement, rights-of-way, restrictive covenants, leases, and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, under any Contract or otherwise.

         "Litigation" means any claim, action, suit, proceeding, arbitration, investigation, hearing, or other similar activity or procedure that could result in a Judgment.

         "Losses" means any claims, losses, liabilities, damages, penalties, costs, and expenses, including, without limitation, reasonable counsel fees and reasonable costs and expenses incurred in the investigation, defense or settlement of any claims covered by the indemnification provided for in Article 11 hereof, but shall in no event include incidental or consequential damages.

         "Noncompetition Agreement" has the meaning given in Section 3.2.

         "Notice" has the meaning given in Section 11.3(a).

         "Owned Real Property" has the meaning given in Section 2.1(b).

         "Outside Closing Date" has the meaning given in Section  8.1.

         "Permitted Lien" means (i) liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings; (ii) rights reserved to any Governmental Authority to regulate the affected property; (iii) as to leased Assets, interests of the lessors thereof and Liens affecting the interests of the lessors thereof; (iv) inchoate materialmen's, mechanics', workmen's, repairmen's or other like liens arising in the ordinary course of business; and (v) as to any parcel of Owned Real Property or Leased Real Property, any Liens that do not, individually or in the aggregate, affect or impair the value or use thereof as it is currently being used by Seller in the ordinary course of the business or render title thereto unmerchantable or uninsurable.

         "Person" means any natural person, Governmental Authority, corporation, general or limited partnership, joint venture, trust, association, limited liability company, or unincorporated entity of any kind.

         "Pole Attachment Agreements" means pole attachment authorizations and agreements held by Seller that relate to a System and were granted by a public utility (or other Person providing similar service), municipality or other Governmental Authority.

         "Purchase Price" has the meaning given in Section 2.4.

         "Qualified Intermediary" has the meaning given to it in the rules and regulations promulgated pursuant to section 1031 of the Code.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Subscriber Equivalent" means, as to each System, an equivalent to an Individual Subscriber, the number of Subscriber Equivalents served by such System being equal, as of any date and for any month, to the quotient of (i) the aggregate revenues earned by that System for Basic Cable provided by such System during the relevant month, from billings, without duplication, to residential multiple dwelling units (each, an "MDU") and other subscribers that are billed for such service on a bulk basis, and single family households that pay less than such System's regular Basic Cable monthly subscription rate divided by (ii) such System's regular monthly subscription rate for Basic Cable in effect for the relevant month. For purposes of the foregoing, aggregate revenues earned shall not include (i) passed through franchise fees and sales taxes, and other passed-through charges, (ii) nonrecurring charges or credits and (iii) billings to any MDU or bulk account or discounted single family household (a) which is more than 60 days past due from the due date specified in the bill to which services relate or (b) which is pending disconnection for any reason.

          "Supplemental Documents" means the Bill of Sale (and each other transfer document to be delivered at Closing), the Escrow Agreement and the Noncompetition Agreement.

         "Systems" has the meaning given in Recital A, and "System" means either of the Systems.

         "Systems Financial Statements" has the meaning given in Section 5.13.

         "Taxes" means all levies and assessments imposed by any Governmental Authority, including but not limited to income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, excise or property taxes, and interest, penalties and other government charges with respect thereto.


                                    ARTICLE 2
                                PURCHASE AND SALE

         Section 2.1 Covenant of Purchase and Sale; Assets. Subject to the terms and conditions set forth in this Agreement, at Closing Seller shall sell, convey, assign, and transfer to Buyer, and Buyer shall acquire from Seller, for the Purchase Price, free and clear of all Liens (except for Permitted Liens), all rights, title and interests of Seller or any affiliate of Seller in and to all of the assets and properties, real and personal, tangible and intangible, owned or leased, used or held for use by Seller in its operation of the Systems (the "Assets"), including, without limitation, the following:

                  (a) Tangible Personal Property. All tangible personal property, including but not limited to towers, tower equipment, antennae, aboveground and underground cable, distribution systems, headend amplifiers, line amplifiers, feeder line cable, distribution plant, programming signal decoders for each satellite service which scrambles its signal, housedrops, including disconnected housedrops, installed subscriber devices, utility poles (if owned by Seller), local origination equipment, vehicles and trailers, microwave equipment, converters, testing equipment, office equipment, furniture, fixtures, supplies, inventory, and other physical assets, including but not limited to the items described on Schedule 2.1(a).

                  (b) Real Property. All interests in real property owned by Seller ("Owned Real Property") or leased by Seller ("Leased Real Property"), including all improvements thereon owned by Seller, including but not limited to the Leased Real Property described on
         Schedule 2.1(b).

                  (c) Franchises. All of the existing governmental authorizations for construction, maintenance and operation of the Systems (individually a "Franchise" and collectively the "Franchises") presently held by Seller, as listed on Schedule 2.1(c).

                  (d) Licenses. The intangible CATV channel distribution rights, cable television relay service (CARS), business radio and other licenses, authorizations, or permits issued by the FCC or any other Governmental Authority (excluding the Franchises listed on Schedule 2.1(c)) used in the operation of the Systems and that are in effect as of the date hereof or entered or obtained in the ordinary course of business between the date hereof and the Closing Date (the "Licenses"), including, without limitation, the Licenses described on Schedule 2.1(d).

                  (e) Contracts. The leases, private easements or rights of access, contractual rights to easements, Pole Attachment Agreements or joint line agreements, underground conduit agreements, crossing agreements, MDU agreements, bulk and commercial service agreements, and other contracts, agreements or understandings relating to the System in effect as of the date hereof or entered or obtained in the ordinary course of business between the date hereof and the Closing Date (other than Excluded Assets) (the "Contracts"), including, without limitation, the Contracts described on Schedule 2.1(e).

                  (f) Accounts Receivable. All subscriber, trade and other accounts receivable arising from Seller's operation of the Systems, except for accounts receivable relating to programming agreements and advertising aired prior to Closing Time.

                  (g) Books and Records. All engineering records, files, data, drawings, blueprints, schematics, reports, lists, plans and processes, and all files of correspondence, lists, records, and reports concerning subscribers and prospective subscribers of each System, personnel records relating to employees of each System to be hired by Buyer upon Closing (if any), signal and program carriage, and dealings with Governmental Authorities, including but not limited to all reports filed by or on behalf of Seller with the FCC with respect to each System and statements of account filed by or on behalf of Seller with the U.S. Copyright Office with respect to each System.

         Section 2.2 Excluded Assets. Notwithstanding the provisions of Section 2.1, the Assets shall not include the following, which shall be retained by Seller (the "Excluded Assets"): (i) programming agreements (other than any programming agreement listed on Schedule 2.1(e) hereof), cable guide agreements, and all retransmission consent agreements that may be in effect on the Closing Date (other than any such retransmission consent agreement listed on Schedule 2.1(e) hereof); (ii) insurance policies and rights and claims thereunder; (iii) bonds, letters of credit, surety instruments, and other similar items; (iv) cash and cash equivalents; (v) any agreement, right, asset or property owned or leased by Seller that is not used or held for use in connection with its operation of the Systems; (vi) all subscriber deposits and advance payments held by Seller as of the Closing Time in connection with the operation of the Systems; (vii) all claims, rights, and interest in and to any refunds of taxes or fees of any nature, or other claims against third parties, relating to the operation of the Systems prior to the Closing Time; (viii) the account books of original entry, general ledgers and financial records used in connection with the Systems, provided, however, that Seller shall provide to Buyer access to any of such books and records as may be in Seller's possession for a reasonable period, not to exceed five (5) years from the Closing Date (seven (7) years if Buyer needs reasonable access because of an Internal Revenue Service inquiry), from time to time upon reasonable notice from Buyer to Seller; (ix) Seller's trademarks, trade names, service marks, service names, logos, and similar proprietary rights; (x) the assets and properties of Seller or its affiliates relating solely to its distribution of DIRECTV as such assets are further described on Schedule 2.2 in reasonable detail; (xi) the assets and properties of Seller or any affiliate of Seller located outside of New Hampshire, whether real or personal, tangible or intangible, owned or leased, used or held for use by Seller in its operation of the Systems, including, but not limited to the billing system software, spectrum analyzer and addressable controller, but excluding the Assets described in Sections 2.1(c), (d), (e), (f) and (g) or described on Schedule 2.1(a); and (xii) any other items described on Schedule 2.2.

         Section 2.3 Assumed and Retained Obligations and Liabilities.

                  (a) Assumed Obligations and Liabilities. At Closing, Buyer shall assume, pay, discharge, and perform the following (the "Assumed Obligations and Liabilities"): (i) those obligations and liabilities attributable to periods after the Closing Time under or with respect to the Franchises, Licenses or Contracts; (ii) other obligations and liabilities of Seller to the extent that there shall have been a credit in favor of Buyer with respect thereto pursuant to Section 2.6; and
         (iii) all obligations and liabilities arising out of or relating to Buyer's ownership of the Assets or operation of the Systems after the Closing Time.

                  (b) Retained Obligations and Liabilities. All obligations and liabilities to a Person other than Buyer arising out of or relating to the Assets or the Systems and all other liabilities and obligations of Seller to a Person other than Buyer, other than the Assumed Obligations and Liabilities, shall remain and be the obligations and liabilities solely of Seller (collectively, the "Retained Obligations and Liabilities"). Without limiting the generality of the foregoing, Retained Obligations and Liabilities shall include the following:

                           (i) all obligations and liabilities arising out of or
                  relating to the Litigation and Judgments disclosed on Schedule
                  5.8 and any other Litigation arising out of facts, circumstances or conditions existing or occurring before the Closing Time, regardless of whether known or unknown, asserted or unasserted, as of the Closing Time;

                           (ii) all obligations and liabilities, unless
                  specifically assumed by the Buyer, arising before the Closing Time with respect to the Franchises, Contracts, and Leased Real Property, and any such obligations or liabilities that arise after the Closing Time to the extent that such obligations and liabilities relate to facts, circumstances or conditions existing or occurring before the Closing Time;

                           (iii) all obligations and liabilities for adjustments
                  of revenues from a System and for any rate refunds, rollback, credit, penalty and/or interest payment required by the FCC or any local franchising authority to the extent such obligations and liabilities relate to the rates charged to customers of a System during any period prior to the Closing Time;

                           (iv) any liability under any claim relating to the
                  period ending as of the Closing Time that is or, but for the consummation of the transactions contemplated hereby, would have been covered under any insurance policy of Seller, and all liability associated with workmen's compensation claims to the extent such liability relates to the period prior to the Closing Time, whether or not reported or due or payable as of the Closing Time; and

                           (v) all obligations and liabilities with respect to
                  the Excluded Assets.

         Section 2.4 Purchase Price.

                  (a) Purchase Price. The aggregate consideration for the Assets to be paid by Buyer pursuant to this Agreement shall consist of (i) $7,135,000 (the "Purchase Price"), subject to adjustment pursuant to
         Section 2.4(b) and Section 2.6, which shall be payable to Seller (or, upon Seller's written instructions, to the Qualified Intermediary designated by Seller) at Closing by wire transfer of immediately available funds, and (ii) the assumption by Buyer of the Assumed Obligations and Liabilities.

                  (b) Adjustment to Purchase Price. For purposes of this Agreement, the term "Adjusted Five-Month Average Number of Subscribers" shall mean the remainder of (i) the average aggregate number of Individual Subscribers and Subscriber Equivalents served by the Systems for the five-month billing cycle commencing with the August, 1996 billing cycle and ending with the December, 1996 billing cycle (the "Five-Month Average Number of Subscribers") minus (ii) the difference between the number of Individual Subscribers and Subscriber Equivalents determined for the month of December, 1996 (the "December Subscriber Count") and the number obtained by excluding from the December Subscriber Count all Individual Subscribers, MDUs and bulk accounts, and discounted single family households included in the December Subscriber Count that had not paid in full at least two monthly bills generated in the ordinary course of business for cable television services by the close of business on December 31, 1996, and that do not do so by the close of business on January 31, 1997 (the "Adjusted December Subscriber Count"). If the Adjusted Five-Month Average Number of Subscribers (as estimated by the parties prior to Closing in accordance with this Section 2.4(b)) is less than 4,100, then the Purchase Price shall be reduced by an amount equal to $1,740.24 times the difference between 4,100 and such Adjusted Five- Month Average Number of Subscribers. All determinations (or estimates, as the case may be) of Individual Subscribers, Subscriber Equivalents, the Five-Month Average Number of Subscribers, the December Subscriber Count, the Adjusted December Subscriber Count and the Adjusted Five-Month Average Number of Subscribers shall be subject to verification by Buyer's independent accounting firm (at Buyer's sole expense) and shall be mutually agreed upon by Buyer and Seller at least three business days prior to the Closing Date. If determinations of the December Subscriber Count and of the Adjusted December Subscriber Count, and therefore of the Five-Month Average Number of Subscribers and the Adjusted Five-Month Average Number of Subscribers, must be estimated by the parties prior to the Closing Date and finalized by the parties after the Closing Date, then the parties agree to cooperate with respect to all such pre-Closing estimates and post-Closing determinations and promptly to make the appropriate cash settlement between them if such post-Closing determinations affect the Purchase Price as adjusted at Closing based on the parties' pre-Closing estimates of the December Subscriber Count, the Adjusted December Subscriber Count, the Five-Month Average Number of Subscribers and the Adjusted Five-Month Average Number of Subscribers.

         Section 2.5 Escrow Amount. Upon execution and delivery of this Agreement by Seller and Buyer, Buyer shall deliver to IBJ Schroder Bank & Trust Company ("Escrow Agent") the sum of $300,000 (the "Deposit"), to be held and applied pursuant to the terms of that certain Escrow Agreement which was executed concurrently herewith by Buyer, Seller and Escrow Agent (the "Escrow Agreement"), the form of which is attached hereto as Exhibit 2.5. Seller and Buyer each shall be liable for one-half of all fees and expenses of the Escrow Agent, and each party shall indemnify and hold the other party harmless from and against all Losses arising as a result of such party's failure to pay timely its share of such fees and expenses. Section 10.4 hereof sets forth the conditions under which the Deposit, together with all interest and income thereon, shall be delivered to Seller or refunded to Buyer. Buyer and Seller agree that, notwithstanding any delivery or refund of the Deposit, each party shall retain all other rights and remedies provided for in Article 10 of this Agreement. Upon the Closing, the amount of the Deposit, together with interest and income thereon, shall be credited against the Purchase Price, but retained by Escrow Agent in accordance with the terms of the Escrow Agreement to secure Seller's performance pursuant to Article 11.

         Section 2.6 Current Items Amount. In addition to the payment by Buyer of the Purchase Price, Buyer or Seller, as appropriate, shall pay to the other the net amount of the credits and prorations made pursuant to paragraphs 2.6(a),
(b), and (c) (the "Current Items Amount").

                  (a) Eligible Accounts Receivable. Seller shall be entitled to a credit in an amount equal to (i) the face amount of all Eligible Accounts Receivable that are 60 or fewer days past due as of the Closing Time, and (ii) zero percent (O%) of the face amount of Eligible Accounts Receivable that are more than 60 days past due as of the Closing Date. "Eligible Accounts Receivable" shall mean accounts receivable resulting from Seller's provision of cable television service prior to the Closing Time to a System's subscribers. For purposes of making "past due" calculations under this paragraph, the monthly billing statements of Seller shall be deemed to be due and payable on the date specified in the bill to which a past due payment relates.

                  (b) Advance Payments and Deposits. Buyer shall be entitled to a credit in an amount equal to the aggregate of (i) all deposits of subscribers of a System, and all interest, if any, required to be paid thereon as of the Closing Time, for converters, decoders, and similar items, (ii) all payments for services to be rendered by Buyer to subscribers of a System after the Closing Time, or for other services to be rendered by Buyer to other third parties after the Closing Time for cable television commercials, channel leasing, or other services or rentals, but only to the extent the obligations of Seller relating thereto are assumed by Buyer at Closing, and (iii) the economic value of all accrued vacation time as of the Closing Time of the employees of the Systems who become employees of Buyer upon Closing.

                  (c) Expenses. As of the Closing Time, expenses of a recurring nature that are incurred to benefit a System and are incurred in the ordinary course of business (the "Expenses"), including those set forth below, shall be prorated, in accordance with generally accepted accounting principles, so that all such Expenses for periods prior to the Closing Time shall be for the account of Seller, and all such Expenses for periods after the Closing Time shall be for the account of
         Buyer:

                           (i) all Expenses under the Franchises, the Licenses,
                  and the Contracts;

                           (ii) Taxes levied or assessed against any of the
                  Assets or payable with respect to cable television service and related sales to a System's subscribers; expenses for utilities, municipal assessments, rents and service charges, and other goods or services furnished to a System;

                           (iv) all FCC regulatory fees and all copyright fees
                  based on signal carriage by the Systems; and

                           (v) all other items of Expense relating to a System;
                  provided, however, that Seller and Buyer shall not prorate any items of Expense payable under or with respect to any Excluded Asset, all of which shall remain and be solely for the account of Seller; and provided, further, that there shall be no adjustment or proration for capital expenditures made by Seller.

         Section 2.7 Current Items Amount Calculated. The Current Items Amount shall be estimated in good faith by Seller, and set forth, together with a detailed statement of the calculation thereof, in a certificate (the "Initial Adjustment Certificate") delivered to Buyer not later than three business days prior to the Closing Date. The Initial Adjustment Certificate shall constitute the basis on which the Current Items Amount paid at Closing is calculated. On or before ninety (90) days after the Closing Date, Buyer shall deliver to Seller a final calculation of the credits and prorations calculated as of the Closing Date, together with such supporting documentation as Seller may reasonably request, in a certificate (the "Final Adjustment Certificate"), which shall evidence in reasonable detail the nature and extent of each adjustment. If Seller does not object to the Final Adjustment Certificate by delivering to Buyer a reasonably detailed written explanation of its objections thereto within twenty (20) days after the Final Adjustment Certificate is delivered (the "Final Adjustment Objection Period"), Seller or Buyer, as appropriate, shall pay to the other an amount equal to the amount by which the Current Items Amount as set forth in the Final Adjustment Certificate differs from the Current Items Amount as estimated in the Initial Adjustment Certificate. If Seller timely objects to the Final Adjustment Certificate within the Final Adjustment Objection Period, Seller and Buyer shall attempt in good faith to resolve such objections within twenty (20) days after Buyer's receipt of Seller's written objections, failing which the parties shall appoint a mutually agreeable independent accounting firm knowledgeable in the cable television business to review the Final Adjustment Certificate and Seller's written objections thereto, and make adjustments to the

Final Adjustment Certificate (the "Adjusted Final Adjustment Certificate") within thirty (30) days of its appointment. The fees and expenses of such firm shall be shared equally by the parties. The Adjusted Final Adjustment Certificate shall be final and binding. Seller or Buyer, as appropriate, shall pay to the other within twenty (20) days after resolving Seller's objections or after delivery of the Adjusted Final Adjustment Certificate, as the case may be, an amount equal to the amount by which the Current Items Amount as finally agreed upon by the parties or as set forth in the Adjusted Final Adjustment Certificate, as the case may be, differs from the Current Items Amount as estimated in the Initial Adjustment Certificate.

                                    ARTICLE 3
                                 RELATED MATTERS

         Section 3.1 HSR Act Compliance. Buyer and Seller concur that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, does not require either party to make any filings or take any other action thereunder in connection with the transactions contemplated hereby insofar as the aggregate consideration payable hereunder by Buyer to Seller shall in no event equal or exceed $15,000,000.

         Section 3.2 Noncompetition Agreement. At the Closing, Seller shall execute and deliver to Buyer a noncompetition agreement in the form of Exhibit
3.2 (the "Noncompetition Agreement").

         Section 3.3 Bulk Sales. Buyer and Seller each waives compliance by the other with bulk sales Legal Requirements applicable to the transactions contemplated hereby.

         Section 3.4 Use of Names and Logos. Buyer and Seller shall cooperate in the removal promptly after Closing of the trademarks, trade names, service marks, service names, logos, and similar proprietary rights of Seller to the extent incorporated in or on the Assets, provided that Seller shall exercise commercially reasonable efforts to remove all such names, marks, logos, and similar proprietary rights from the Assets on the Closing Date.

         Section 3.5 Transfer Taxes; Filing Fees. Seller and Buyer each shall be liable for one-half of all sales, use, transfer, and similar Taxes arising from or payable by reason of the transactions contemplated by this Agreement, and each party shall indemnify and hold the other party harmless from and against all Losses arising from Taxes for which it is liable hereunder. Seller and Buyer also each shall be liable for one-half of all filing and application fees payable to a Governmental Authority by reason of or for the purpose of carrying out the transactions described in this Agreement.

         Section 3.6 Allocation of Purchase Price. Prior to the Closing Date, Buyer and Seller shall each use its best efforts to agree upon the allocation (the "Allocation") of the Purchase Price and the Assumed Obligations and Liabilities to the individual assets or classes of assets (within the meaning of Section 1060 of the Code). Buyer, Seller, and their respective affiliates, shall file all tax returns and schedules thereto, including, without limitation, those returns and forms required by Section 1060 of the Code, consistent with the Allocation unless otherwise required by applicable Legal Requirements.

                                    ARTICLE 4
                     BUYER'S REPRESENTATIONS AND WARRANTIES

         Buyer represents and warrants to Seller as follows:

         Section 4.1 Organization of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as such activities are currently conducted. Buyer is duly qualified to do business as a foreign corporation and is in good standing in New Hampshire.

         Section 4.2 Authority. Buyer has all requisite corporate power and authority to execute, deliver, and perform this Agreement and the Supplemental Documents to which Buyer is a party (the "Buyer's Supplemental Documents") and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and the Buyer's Supplemental Documents and the consummation of the transactions contemplated hereby and thereby by Buyer have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes, and the Buyer's Supplemental Documents, when executed and delivered by Buyer, will constitute, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         Section 4.3 No Conflict; Required Consents. The execution, delivery, and performance by Buyer of this Agreement and the Buyer's Supplemental Documents do not and will not: (i) conflict with or violate any provision of the articles of incorporation or bylaws of Buyer; (ii) violate any provision of any Legal Requirement; (iii) conflict with, violate, result in a breach of, or constitute a default under any agreement to which Buyer is a party or by which Buyer or the assets or properties owned or leased by it are bound or affected; or (iv) require any consent, approval, or authorization of, or filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person; except, with respect to (ii), (iii) and
(iv) of this Section 4.3, for any conflict, violation, breach, default, consent or filing that would not impair the ability of Buyer to perform hereunder.

         Section 4.4 Litigation. Except for any Litigation as may affect the cable television industry (national or regional) generally, there is no Litigation pending, or to Buyer's knowledge, threatened, by or against or affecting or relating to Buyer or any of its affiliates in any court or before any Governmental Authority or any arbitrator, which, if adversely determined, would restrain or materially hinder or delay the consummation of the transactions contemplated by this Agreement or cause any of such transactions to be rescinded.

         Section 4.5 Taxpayer Number. Buyer's U.S. Taxpayer Identification Number is as set forth in the introductory paragraph of this Agreement.

         Section 4.6 Funds. As of the date hereof, Buyer has made binding arrangements with a reputable financial institution to obtain funds necessary to enable Buyer to perform this Agreement in accordance with its terms, as evidenced by Buyer's receipt and execution of a commitment letter dated September 30, 1996, from Buyer's lead lender, a copy of which has been previously provided to Seller.

                                    ARTICLE 5
                     SELLER'S REPRESENTATIONS AND WARRANTIES

         Seller represents and warrants to Buyer as follows:

         Section 5.1 Organization and Qualification of Seller. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Massachusetts, and has all requisite corporate power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as such activities are currently conducted. Seller is duly qualified to do business as a foreign corporation and is in good standing in New Hampshire.

         Section 5.2 Authority. Seller has all requisite corporate power and authority to execute, deliver, and perform this Agreement and the Supplemental Documents to which Seller is a party (the "Seller's Supplemental Documents") and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and the Seller's Supplemental Documents and the consummation of the transactions contemplated hereby and thereby on the part of Seller have been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement constitutes, and the Seller's Supplemental Documents, when executed and delivered by Seller, will constitute, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         Section 5.3 No Conflict; Required Consents. Except as described on
Schedule 5.3, the execution, delivery, and performance by Seller of its obligations under this Agreement and the Seller's Supplemental Documents do not and will not: (i) conflict with or violate any provision of the articles of incorporation or bylaws of Seller; (ii) violate any provision of any Legal Requirement; (iii) conflict with, violate, result in a breach of, or constitute a default under any contract, agreement or understanding to which Seller is a party or by which Seller or the Assets are bound or affected; (iv) require any consent, approval or authorization of, or filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person; or (v) result in the creation or imposition of any Lien or other encumbrance of any nature whatsoever against or upon any of the Assets; except, with respect to (ii), (iii), (iv) and (v) of this Section 5.3, for any conflict, violation, breach, default, consent, filing or imposition of any Lien that would not impair the ability of Seller to perform hereunder or that would not have an adverse effect on the Assets or the financial condition or the business of the Systems.

         Section 5.4 Title to Assets; Sufficiency. Seller has good and marketable title to (or in the case of Assets that are leased, valid leasehold interests in) and possession of all of the Assets, free and clear of all Liens except for Permitted Liens and the Liens described on Schedule 5.4. Except as set forth on Schedule 5.4, no person (including any Governmental Authority) has any right to acquire an interest in the System or any material Asset (including any right of first refusal or similar right), other than rights of condemnation or eminent domain afforded by law (none of which have been exercised and no proceedings therefor have been commenced). Except for the long amplifier cascade in the System served by the Tuftonborough headend and except as noted in the excerpts from Buyer's engineering due diligence report that were attached in Buyer's facsimile to Seller dated October 7, 1996 (collectively, the "Identified Conditions"), the tangible Assets are in good operating condition and repair, ordinary wear and tear excepted. Except for the Identified Conditions, all items of cable plant and headend equipment included in the Assets have been maintained in a manner consistent with generally accepted standards of good engineering practice and will permit the Systems to operate in accordance with the terms of the Franchises, the Licenses and the Contracts. Except for the Excluded Assets, the Assets constitute all property and rights, real and personal, tangible and intangible, necessary or required to operate the Systems as currently operated and conduct the business of the Systems as currently conducted. Seller owns no Owned Real Property which is used in the operation of the Systems.

         Section 5.5 Franchises, Licenses, and Contracts. Seller has delivered to Buyer true and complete copies of each of the Franchises, the Licenses, the Contracts listed on Schedule 2.1(e), and all amendments, assignments and consents thereto. Except for the Licenses and Contracts included in the Excluded Assets, Seller is not bound or affected by any other material contract, agreement or understanding which relates to a System. Except for the Franchises and the Licenses, Seller requires no franchise, material license or material permit from any Governmental Authority to enable it to operate the Systems as they are currently operated. To Seller's knowledge, each of the Franchises, Licenses and Contracts is in full force and effect and is valid, binding and enforceable in accordance with its terms. Except as described on Schedule 5.5 and except as may arise due to the Identified Conditions, there has not occurred any material default by Seller nor, to Seller's knowledge, by any other Person under any of the Franchises, Licenses or Contracts. Seller has not received from any Governmental Authority a notice of default under any Franchise or License that would require it (in order to preserve its right to assert that a Governmental Authority has waived a default) to provide written notice to a Governmental Authority of its failure or inability to cure a default under such Franchise or License.

         Section 5.6 Employee Benefits. Neither Seller nor any Employee Benefit Plan maintained by Seller is in violation of the provisions of ERISA; no reportable event, within the meaning of Sections 4043(c)(1), (2), (3), (5), (6),
(7), (10) or (13) of ERISA, has occurred and is continuing with respect to any such Employee Benefit Plan; and no prohibited transaction, within the meaning of Title I of ERISA, has occurred with respect to any such Employee Benefit Plan. Buyer is not required under ERISA, the Code or any collective bargaining agreement to establish, maintain or continue any Employee Benefit Plan maintained by Seller or any affiliate of Seller.

         Section 5.7 Employees. With respect to Seller's employees serving the
Systems:

                  (a) Except as set forth on Schedule 5.7, there are no collective bargaining agreements applicable to any persons employed by Seller that renders services in connection with a System, and Seller has no duty to bargain with any labor organization with respect to any such Person. There are not pending any unfair labor practice charges against Seller, nor is there any demand for recognition, or any other request or demand from a labor organization for representative status with respect to any person employed by Seller that renders services in connection with a System.

                  (b) Seller is in substantial compliance with all applicable Legal Requirements respecting employment conditions and practices, has withheld all amounts required by any applicable Legal Requirements or Contracts to be withheld from the wages or salaries of its System employees, and is not liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing.

                  (c) Seller has not engaged in any unfair labor practice within the meaning of the National Labor Relations Act and has not violated any Legal Requirement prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in its employment conditions or practices. There are no pending or, to Seller's knowledge, threatened unfair labor practice charges or discrimination complaints relating to race, color, national origin, sex, religion, age, marital status, or handicap against Seller before any Governmental Authority nor, to Seller's knowledge, does any basis therefor exist.

                  (d) There are no existing or, to Seller's knowledge, threatened, labor strikes, disputes, grievances or other labor controversies affecting the Systems. There are no pending or, to Seller's knowledge, threatened representation questions respecting Seller's employees. There are no pending or, to Seller's knowledge, threatened arbitration proceedings under any Contract. To Seller's knowledge, there exists no basis for any of the above.

                  (e) Except as set forth on Schedule 5.7, Seller is not a party to any employment agreement, written or oral, relating to employees of a System which cannot be terminated at will by Seller.

                  (f) Schedule 5.7 sets forth a true and complete list of the names, titles and rates of compensation of all of the employees of the Systems.

         Section 5.8 Litigation. Except as set forth on Schedule 5.8, there is no Litigation or Judgment pending or, to Seller's knowledge, threatened against Seller and, to Seller's knowledge, except for the Identified Conditions, no facts or circumstances exist which could reasonably be expected to give rise to any such Litigation or Judgment, which will adversely affect the financial condition or operations of the Systems, the Assets or the ability of Seller to perform its obligations under this Agreement, or which seeks or could result in the modification, revocation, termination, suspension, or other limitation of any of the Franchises, Licenses or Contracts.

         Section 5.9 Tax Returns; Other Reports. Seller has duly filed all federal, state, local, and foreign tax returns and other tax reports relating to the Systems that are required to be filed on or prior to the date hereof, and has paid all Taxes shown thereon to be due and payable. Seller has received no notice of deficiency or assessment of proposed deficiency or assessment from any taxing Governmental Authority pertaining to the Systems. All Taxes with respect to Seller, the Assets, or the business or operation of the Systems that are due and payable have been paid by Seller.

         Section 5.10 Compliance with Legal Requirements.

                   (a) Except for any noncompliance that may be imputed as a result of the Identified Conditions, Seller has substantially complied and is in substantial compliance with all Legal Requirements applicable to it or to the Systems, including but not limited to the Communications Act, the Cable Act, the Copyright Act, the Occupational Safety and Health Act, and rules and regulations promulgated thereunder. Seller has not received notice from the FCC of any violation of its rules and regulations insofar as they apply to the Systems.

                  (b) Seller has submitted to the FCC all material filings, including, without limitation, cable television registration statements, current annual reports, aeronautical frequency usage notices, and current cumulative leakage index reports, that are required under the rules and regulations of the FCC. As of August 21, 1995 and at all times thereafter, each of the Systems was and is a "Small system" owned by a "small cable company," as defined by Sections 76.901(c) and (e), respectively, of the FCC rules, and thus qualifies for small system rate treatment pursuant to Section 76.934 of the FCC rules. Seller has delivered to Buyer complete and correct copies of all FCC rate-related forms filed by Seller after September 1, 1993, and of all correspondence with any Governmental Authority relating to rate regulation generally or specific rates charged to subscribers with respect to Systems, including copies of any prior or pending complaints filed with the FCC, or any written complaints from the FCC or any franchising authority, with respect to any rates charged to subscribers of the Systems, and any other documentation supporting an exemption from the rate regulation provisions of the 1992 Cable Act claimed by Seller with respect to any of the Systems. Seller has delivered to Buyer copies of all final Rate Orders issued by the FCC or other Governmental Authority applicable to the Systems. Except as set forth on Schedule 5.10, Seller has made "cost of service elections" with respect to each of the Systems. Except as set forth on Schedule 5.10, Seller is, and since 1988 has been, with respect to the Systems, certified as in compliance with the FCC's equal opportunity rules. Each System is in substantial compliance with signal leakage criteria prescribed by the FCC. Each System is in substantial compliance with the must-carry and retransmission consent provisions of the Cable Act and the FCC rules and regulations promulgated thereunder.

                  (c) Seller has deposited with the U.S. Copyright Office all statements of account and other documents and instruments, and paid all royalties, supplemental royalties, fees and other sums to the U.S. Copyright Office under the Copyright Act with respect to the business and operations of the Systems as are required to obtain, hold and maintain the compulsory license for cable television systems prescribed in the Copyright Act. Each System is in substantial compliance with the Copyright Act and the rules and regulations of the U.S. Copyright Office promulgated thereunder, except as to potential copyright liability arising from the performance, exhibition or carriage of any music on such System. Seller has delivered to Buyer complete and correct copies of all current reports and filings for the past three years, made or filed pursuant to copyright rules and regulation with respect to Seller's business of owning the Assets and operating the Systems. To the knowledge of Seller, there is no inquiry, claim, action or demand pending before the U.S. Copyright Office or from any other party that questions the copyright filings or payments made by Seller with respect to the Systems.

                  (d) All necessary FAA approvals have been obtained with respect to the height and location of towers used in connection with the operation of the Systems.

                  (e) Except as set forth on Schedule 5.10, as of the date of this Agreement (i) each of the political entities or authorities that have granted a Franchise to Seller have been certified to regulate the Basic Service Tier (as that term is defined in the FCC's rate regulations) rates charged by Seller at the Systems ("Certified LFAs"),
         (ii) no Basic Service Tier or equipment rate charged by Seller at the Systems is presently subject to any review, accounting order or other adjudication by any Certified LFA, (iii) there are no rate regulation certification requests or rate complaints pending at the FCC with respect to any of the Systems, and (iv) no "Cable Programming Service Tier" (as such term is defined in the FCC's rate regulations) is offered as of such date by the Systems. Except as disclosed on Schedule 5.10, since December 31, 1995, Seller has not made any changes in the rates, tiers, programming services or channel positions (including the deletion or addition of any channels) for any Basic Service Tier or Cable Programming Service Tier offered by any of the Systems.

         Section 5.11 Systems Information. Schedule 5.11 sets forth a materially true and accurate description of the following information as of the dates set forth in such Schedule:

                  (i) the approximate number of miles of plant that are included in the Assets;

                  (ii) the number of Individual Subscribers and Subscriber Equivalents;

                  (iii) a description of Basic Cable services available from the Systems and the rates charged by Seller for such services;

                  (iv) the stations and signals carried by the Systems and the channel position of each such signal and station;

                  (v) the MHz capacity of the Systems;

                  (vi) the channel capacity of the Systems; and

                  (vii) the marketing, promotional and advertising programs currently in effect for the Systems and any other such program that had been in effect at any time since January 1, 1996.

         Section 5.12 Environmental Matters.

                  (a) To Seller's knowledge, none of the Leased Real Property is listed on the National Priorities Lists or the Comprehensive Environmental Response, Compensation, Liability Information System ("CERCLIS"), or is the subject of any "Superfund" evaluation or investigation, or any other investigation or proceeding of any Governmental Authority evaluating whether any remedial action is necessary to respond to any release of Hazardous Substances on or in connection with the Leased Real Property.

                  (b) To Seller's knowledge, no above ground or underground storage tanks or surface impoundments have been or are located in or on the Leased Real Property.

                  (c) To the knowledge of Seller, Seller is in substantial compliance with, and holds all permits, licenses and authorizations required under, all Legal Requirements with respect to pollution or protection of the environment, including Legal Requirements relating to actual or threatened emissions, discharges, or releases of Hazardous Substances into the ambient air, surface water, ground water, land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, insofar as they relate to the Leased Real Property. Seller has received no notice of, and to Seller's knowledge there are no circumstances relating to, any past or present condition, circumstance, activity, practice or incident (including without limitation, the presence, use, generation, manufacture, disposal, release or threat to release of any Hazardous Substances from or on the Leased Real Property), that could interfere with, prevent continued compliance with, or result in any Losses pursuant to, any Legal Requirement with respect to pollution or protection of the environment, or that is reasonably likely to give rise to any liability, based upon or related to the processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release, or threatened release into the environment, of any Hazardous Substance on, from or attributable to the Leased Real Property.

                  (d) "Hazardous Substances" has the meaning given in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.A. ss.ss. 9601 et seq. ("CERCLA") as amended, and rules and regulations promulgated thereunder).

         Section 5.13 Financial and Operational Information. Attached as
Schedule 5.13 are an unaudited statement of net assets to be acquired of the Systems as of December 31, 1995 and an unaudited statement of operations for the Systems for the twelve-month period then ended, and an unaudited statement of net assets to be acquired of the Systems as of July 31, 1996 and an unaudited statement of operations for the Systems for the seven-month period then ended (the "System Financial Statements"). The System Financial Statements have been prepared by Seller in the ordinary course of business, are based on the books and records of the Systems, were prepared in accordance with generally accepted accounting principles and present fairly the net assets to be acquired and results of operations of the Systems as of the dates and for the periods indicated subject to normal year-end adjustments.

         Section 5.14 No Adverse Change. Since December 31, 1995, (i) except for the Identified Conditions, there has been no material adverse change in the condition (financial or otherwise), results of operations, revenues, expenses, gross operating profits, business prospects, assets or liabilities (contingent or otherwise) of the Systems taken as a whole; (ii) the Assets and the financial condition and operations of the Systems have not been materially and adversely affected as a result of any fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, or act of God or public force or otherwise; (iii) Seller has not made any sale, assignment, lease or other transfer of assets or properties of a System other than in the normal and usual course of business; and (iv) Seller has continued the pricing policies and has conducted the promotional, advertising and other business and operational activities with respect to the Systems (including, without limitation, billing, collection, subscriber relations, and joint trenching activities) substantially and materially in the normal and ordinary course of business consistent with past practices and cable television industry practices.

         Section 5.15 Taxpayer Identification Number. Seller's U.S. Taxpayer Identification Number is as set forth in the introductory paragraph of this Agreement.

         Section 5.16 Intangibles. Seller neither uses nor holds any copyrights, trademarks, trade names, service marks, service names, logos, licenses, permits or other similar intangible property rights and interests in the operations of the Systems that do not incorporate the name "Pegasus" or variations thereof. In the operation of the Systems, Seller is not aware that it is infringing upon or otherwise acting adversely to any such intangible property rights and interests owned by any other Person or Persons, and there is no claim or action pending, or to Seller's knowledge threatened, with respect thereto.

         Section 5.17 Accounts Receivable. Seller's accounts receivable from the Systems are actual and bona fide receivables representing obligations for the total dollar amount thereof shown on the books of Seller which resulted from the regular course of Seller's business.

         Section 5.18 Bonds. Except as set forth on Schedule 5.18, there are no franchise, construction, fidelity, performance, or other bonds or letters of credit posted by Seller in connection with the Systems or the Assets.

         Section 5.19 Exclusivity. Except as set forth on Schedule 5.19, to the knowledge of Seller, (i) Seller is currently the only Person providing wireline or wireless cable television services or similar video programming or related services within all or part of the geographic area served by the Systems ("competing services"); (ii) no Person other than Seller has been granted a presently valid franchise or has a pending application for a franchise in any of the communities or unincorporated areas presently served by the Systems; and
(iii) no Person other than Seller is intending to apply for a franchise to provide or otherwise to offer any competing services.

         Section 5.20 Transactions with Affiliates and Employees. There is no lease, sublease, indebtedness, contract, agreement, understanding, or other arrangement of any kind entered into by Seller with respect to the Systems with any employee, affiliate or partner of Seller which will be an Assumed Obligation and Liability, except for any employment agreements set forth on Schedule 5.7 and except for the accrued vacation time as of the Closing Time of the System employees of Seller who become employees of Buyer upon Closing.

                                    ARTICLE 6
                                    COVENANTS

         Section 6.1 Certain Affirmative Covenants of Seller Regarding the System. Except as Buyer may otherwise consent in writing, between the date of this Agreement and Closing Seller shall:

                  (a) (i) continue to operate the Systems in the ordinary course of business in accordance with Seller's past practices, (ii) continue to maintain the tangible Assets in their present condition and repair consistent with Seller's past practices, ordinary wear excepted, (iii) continue to perform all of its obligations under all of the Franchises, Licenses and Contracts without material breach or default consistent with Seller's past practices, (iv) continue to operate the Systems in substantial compliance with applicable Legal Requirements consistent with Seller's past practices; (v) continue the pricing, marketing, advertising, promotion and other activities with respect to the Systems (including without limitation billing, collection, subscriber, and joint trenching matters) substantially and materially in the normal and ordinary course of business consistent with cable television industry practices and Seller's past practices; and (vi) use its best efforts to
         (A) preserve the current business organization of the Systems intact, including preserving existing relationships with Persons having business with the Systems, (B) keep available the services of its employees providing services in connection with the Systems, and (C) maintain inventories of equipment and supplies for the Systems at historic levels;

                  (b) upon reasonable prior notice to Seller, give to Buyer and its counsel, accountants, and other representatives, access during normal business hours to the Systems, the employees of the Systems, the Leased Real Property, the other Assets and Seller's books and records relating to the Systems, provided that such persons who are provided access shall be accompanied by a representative of Seller and that such access shall not disrupt the normal business operations of the Systems and provided further, that no investigation by Buyer shall affect or limit the scope of any representations and warranties of Seller herein or otherwise limit liability for any breach of such representations and warranties of Seller;

                  (c) as soon as practicable after the date of this Agreement, and at its expense, exercise commercially reasonable efforts to obtain in writing as promptly as practicable all approvals, authorizations and consents described on Schedule 5.3 from all Persons that are not Governmental Authorities, and deliver to Buyer copies thereof promptly upon receiving them; provided that "commercially reasonable efforts" for this purpose shall not require Seller to undertake extraordinary or unreasonable measures to obtain such approvals and consents, including, without limitation, the initiation or prosecution of legal proceedings or the payment of fees in excess of normal and usual filing and processing fees; provided, further, that the costs and expenses associated with the performance after the Closing Date of obligations which are required by a third party as a condition of granting its consent or approval and which obligations are accepted by Buyer in writing shall be borne solely by Buyer. In the event that Buyer's cooperation is required to obtain such consents, Buyer shall be responsible for its own out-of-pocket costs in connection therewith;

                  (d) promptly deliver to Buyer copies of any monthly and year-to-date financial statements for the Systems and other reports with respect to the operation of the Systems regularly prepared by Seller at any time from the date hereof until Closing;

                  (e) prepare and deliver to Buyer promptly after each month-end occurring between the date of this Agreement and the Closing Date a reasonably detailed statement calculating the Individual Subscribers and Subscriber Equivalents for the immediately preceding calendar month, such statement to be reasonably satisfactory in form and detail to Buyer;

                  (f) promptly inform Buyer in writing of any material adverse change in the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Systems taken as a whole;

                  (g) continue to carry and maintain in full force and effect its existing casualty and liability insurance through and including the Closing Date;

                  (h) maintain its books, records and accounts with respect to the Assets and the operation of the Systems in the usual, regular and ordinary manner on a basis consistent with past practices; and

                  (i) make routine capital expenditures necessary to maintain the normal operations of the Systems, (including but not limited to completing any ongoing line extensions, placing conduit or cable in new developments, fulfilling installation requests and continuing work on any existing construction projects) and make the specific capital expenditures described in Schedule 6.1(i) (provided that Seller's failure to have made all such required capital expenditures by the Closing Date shall not be deemed a breach of Seller's covenant if Seller reduces the Purchase Price by an amount equal to the estimated cost of such missing capital expenditures as reflected on Schedule 6.1(i)).

         Section 6.2 Approvals from Governmental Authorities. As soon as possible, but in no event later than 10 days after the date of this Agreement, Seller and Buyer shall file with any Governmental Authorities from which the approvals, authorizations and consents described in Schedule 5.3 must be obtained, joint applications requesting such approvals, authorizations and consents. Seller and Buyer shall each exercise commercially reasonably efforts in furtherance of the foregoing (including Buyer's cooperation in attending meetings with Governmental Authorities and providing the financial data, information as to operating experience, appropriate insurance and surety bonds and any other information required to timely prepare and submit the applications referenced above), and the parties shall exercise commercially reasonable efforts necessary or appropriate to expedite the processing of the applications and to secure such authorizations, approvals and consents. Seller and Buyer shall furnish each other with any correspondence from or to, and notify each other of any other communications with, Governmental Authorities that relate to such authorizations, approvals and consents, and each party shall have the right to participate in any hearings or proceedings before Governmental Authorities with respect to such authorizations, approvals and consents. Each party shall bear its own expenses in connection with its compliance with the foregoing, except as otherwise provided in Section 3.5.

         Section 6.3 Employee Matters. Immediately prior to Closing, Seller shall terminate all of its employees who primarily perform services with respect to the operations of the Systems other than such of those employees whom Seller may have agreed to retain as its employees after Closing. Buyer may offer (but is not obligated to offer) employment to any or all of the employees of Seller who primarily perform services with respect to the operation of the Systems as of the Closing Date. Seller shall be responsible for and shall cause to be discharged and satisfied in full all amounts owed to any employee of Seller through the Closing Time, including wages, salaries, accrued vacation (except to the extent Buyer receives a credit therefor pursuant to Section 2.6(b) hereof), any employment, incentive, compensation or bonus agreements, or other benefits or payments on account of termination, and shall indemnify and hold Buyer harmless from any Losses thereunder.

         Section 6.4 WARN Act. Seller shall comply with the employee notification requirements, if applicable, of the Federal Worker Adjustment and Retraining Notification Act.

         Section 6.5 Certain Negative Covenants of Seller. Between the date hereof and Closing, Seller shall not solicit or participate in negotiations with (and Seller shall use its best efforts to prevent any affiliate, partner, director, officer, employee or other representative or agent of Seller from negotiating with, soliciting or participating in negotiations with) any third party with respect to the sale of the Assets or the Systems or any transaction inconsistent with those contemplated hereby. Additionally, except as Buyer may otherwise consent in writing, which consent shall not be unreasonably withheld, or except as otherwise permitted by this Agreement, between the date of this Agreement and Closing, Seller shall not (a) modify, terminate, enter into, renew, suspend, or abrogate any Franchise, License or material Contract other than in the ordinary course of business, provided that all such modified, renewed or additional Licenses or Contracts shall not involve either aggregate liabilities exceeding $10,000, or any material non-monetary obligation, (b) sell, assign, lease or otherwise dispose of any of the Assets, unless such Assets are consumed or disposed of in the ordinary course of business or disposed of in conjunction with the acquisition of replacement property of equivalent kind and value, (c) create, assume, or permit to exist any Lien upon any Asset except for Permitted Liens and Liens granted by Seller to its lenders (which Seller agrees shall be listed or deemed listed on Schedule 5.4), (d) change customer rates for any service or charges for remote or installations or add, delete, tier, retier or repackage any cable television programming offered by the Systems except to the extent required under the 1992 Cable Act or any other Legal Requirement, or change billing, collection, installation, disconnection, marketing or promotional practices, (e) seek amendments or modifications to existing Franchises or Contracts or accept or agree to accede to any modification or amendment to, or any condition to the transfer of, any of the Franchises, Contracts or Leased Real Property other than any reasonable modification, amendment or condition that does not adversely affect Buyer, (f) modify, renew, or enter into any retransmission consent agreement that purports to be binding on Buyer after Closing, it being understood that Buyer will consent to said retransmission consent agreement if Buyer presently is carrying the television broadcast station which is subject to the retransmission consent agreement and the terms of the retransmission consent agreement are not more burdensome than the terms of Buyer's retransmission consent agreement for that station, it being further understood that Schedules 2.1(e) and 2.2 will be amended to reflect the foregoing, or (g) enter into any transaction or permit the taking of any action that would result in any of Seller's representations and warranties contained in this Agreement not being true and correct in all material respects when made or at Closing.

         Section 6.6 Confidentiality. Any non-public information that either party ("Recipient Party") may obtain from the other ("Disclosing Party") in connection with this Agreement with respect to Disclosing Party or the Systems, including without limitation all "Confidential Information" (as such term is defined in the Confidentiality Agreement (the "Confidentiality Agreement") between Buyer and an affiliate of Seller dated July 18, 1996) that may be disclosed by Seller to Buyer, shall be confidential and Recipient Party shall not disclose any such information to any third party (other than its directors, officers, partners and employees, and representatives of its advisers and lenders whose knowledge thereof is necessary in order to facilitate the consummation of the transactions contemplated hereby) or use such information to the detriment of Disclosing Party; provided that (a) Recipient may use and disclose any such information once it has been publicly disclosed (other than by Recipient Party in breach of its obligations under this Section), and (b) to the extent that Recipient Party may become compelled by Legal Requirements to disclose any of such information, Recipient Party may disclose such information if it shall have used all reasonable efforts, and shall have afforded Disclosing Party the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information compelled to be disclosed. Recipient Party shall require its lenders, advisers, agents, representatives (including attorneys and accountants), directors, officers and employees (collectively, "Representatives") to abide by the terms of this
Section 6.6 to the same extent that Recipient Party is required to do so. Recipient Party shall be responsible for any breach of this Section 6.6 by any of its Representatives. If this Agreement is terminated, Recipient Party shall cause to be delivered to Disclosing Party, and retain no copies of, any documents, work papers and other materials obtained by Recipient Party or on its behalf from Disclosing Party, whether so obtained before or after the execution hereof. Recipient Party acknowledges and agrees that a violation of this Section
6.6 may cause irreparable harm to Disclosing Party, and it may be impossible to estimate or determine the damage that may be suffered by Disclosing Party in the event of a breach of this Section 6.6. Accordingly, Recipient Party agrees that Disclosing Party shall be entitled as a matter of right to an injunction restraining any violation of this Section 6.6, such right to an injunction to be cumulative in addition to whatever other remedies at law or otherwise that Disclosing Party may have.

         Section 6.7 Supplements to Schedules. Each of Seller and Buyer shall, from time to time prior to Closing, supplement the Schedules to this Agreement with additional information that, if existing or known to it on the date of this

Agreement, would have been required to be included in one or more Schedules to this Agreement. For purposes of determining the satisfaction of any of the conditions to the obligations of Buyer and Seller in Sections 7.1 and 7.2 and the liability of Seller or of Buyer following Closing for breaches of its representations and warranties under this Agreement, the Schedules to this Agreement shall be deemed to include only (a) the information contained therein on the date of this Agreement and (b) information added to the Schedules by written supplements to such Schedules delivered prior to Closing by the party making such amendment that (i) are accepted in writing by the other party or
(ii) reflect actions expressly permitted by this Agreement to be taken prior to Closing.

         Section 6.8 Notification of Certain Matters. Each party will promptly notify the other party in writing of any fact, event, circumstance, action or omission (i) which, if known at the date of this Agreement, would have been required to be disclosed by it in or pursuant to this Agreement, or (ii) the existence or occurrence of which would cause any of such party's representations or warranties under this Agreement not to be true and accurate in any material respect, and with respect to clause (ii), the notifying party shall use commercially reasonable efforts to remedy the same.

         Section 6.9 Commercially Reasonable Efforts. Each party shall use commercially reasonable efforts to take all steps within its power, and will cooperate with the other party, to cause to be fulfilled those of the conditions to the other party's obligations to consummate the transactions contemplated by this Agreement that are dependent upon its actions, and will execute and deliver such instruments and take such other commercially reasonable actions as may be necessary to carry out the intent of this Agreement and consummate the transactions contemplated hereby.

         Section 6.10 Closing Date Financial Statements. Promptly (but in any event within 30 days after Closing), Seller shall deliver to Buyer a true and complete copy of the unaudited statement of the net assets to be acquired of the Systems as of the Closing Date and the unaudited statement of operations of the Systems for the period then ended, in each case in the report format in which the latest System Financial Statements delivered pursuant to Section 5.13 are presented.

         Section 6.11 Subscriber Billing Services. Seller shall provide to Buyer, upon Buyer's written request, subscriber billing services ("Transitional Billing Services") in connection with the Systems for a period of up to two (2) billing cycles following the Closing Date to allow for conversion of existing billing arrangements. Buyer shall notify Seller in writing at least thirty (30) days prior to the Closing Date as to whether it will require Transitional Billing Services. Buyer shall pay Seller for providing the Transitional Billing Services an aggregate amount equal to $0.65 per bill rendered per billing cycle, payable within fifteen (15) days after completion of each billing cycle and Buyer's receipt of an invoice therefor. Seller shall provide, and shall use its commercially reasonable efforts to cause its billing vendor to provide, to Buyer such materials, billing data, records and other information for the Systems (including in electronic form), and assistance as may be reasonably necessary for Buyer or Buyer's billing vendor to extract and convert the Systems' billing data from the Seller's billing system to Buyer's billing system, during a reasonable period commencing before the Closing Date and ending no later than

90 days after the Closing Date. Buyer shall reimburse Seller for all fees and expenses charged to Seller by Seller's billing vendor that are related to such extraction and conversion of billing data.

         Section 6.12 Release of Certain Liens, Litigation and Other Obligations. Seller shall take all necessary actions, including without limitation the discharging or other satisfaction of related claims and obligations, to cause the termination, release, and removal on or prior to the Closing Date, of (i) all Liens listed or deemed listed on Schedule 5.4, and (ii) all other outstanding liabilities and obligations relating to the Systems other than subscriber deposits and prepaid subscriber fees, in each case without incurring any obligations on the part of Buyer or otherwise adversely affecting Buyer.

         Section 6.13 Customer Notification. Seller shall notify customers on its bulletin boards about hearings relating to the transactions contemplated hereby and shall update such information to notify customers when the respective franchising authorities have approved the transactions.

         Section 6.14 Leased Vehicles; Other Capital Leases. Seller will pay the remaining balances on any leases for vehicles or capital leases included in the Assets and will deliver title to such vehicles and other personal property free and clear of all Liens (other than Permitted Liens) to Buyer at Closing.

         Section 6.15 Duty of Good Faith and Fair Dealing. Each party agrees that it will act in good faith with regard to all matters that are the subject of this Agreement, and will neither intentionally nor knowingly take any action or omit to take any action at any time for the primary purpose of depriving the other party unfairly of any right or benefit that the other party has at such time under this Agreement.

         Section 6.16 Rate Matters. Seller agrees not to increase the rates charged for the Basic Services Tier charged by Seller for the Basic Cable services available from the Systems or the equipment rate charged by Seller at the Systems except pursuant to the filing of a properly completed FCC Form 1240 or FCC Form 1205, as applicable, filed no earlier than February 1, 1997. Seller agrees not to increase the rates charged for its premium channels prior to March 3, 1997. Seller shall give or cause to be given to Buyer and its counsel, accountants and other representatives, as soon as completed but in any event at least five (5) business days prior to the date of submission to the appropriate Governmental Authority, copies of any such FCC Form 1240 or FCC Form 1205 proposed to be filed by Seller and any other FCC Form required to be filed with any Governmental Authority with respect to rates and prepared with respect to any of the Systems. For a period from Closing to the earliest to occur of the first anniversary of Closing or the filing by Buyer of its first FCC Form 1240 or FCC Form 1205 with respect to the Systems, Seller will cooperate with and assist Buyer by providing, upon reasonable request, all information in Seller's possession relating directly to the rates set forth in Schedule 5.11 or on any FCC Form 1240, FCC Form 1205 or any other FCC Form, that Buyer may reasonably require to justify such rates in response to any inquiry, order or requirements of any Governmental Authority.

                                    ARTICLE 7
                              CONDITIONS PRECEDENT

         Section 7.1 Conditions to Buyer's Obligations. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, any one or more of which may be waived by Buyer, in its sole discretion.

                  (a) Accuracy of Representations and Warranties. The representations and warranties of Seller in this Agreement shall be true and accurate in all material respects at and as of Closing with the same effect as if made at and as of Closing, except for changes contemplated under this Agreement and except for representations and warranties made only at and as of a certain date.

                  (b) Performance of Agreements. Seller shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants in this Agreement to be performed and complied with by it at or before Closing, and no event which would constitute a material breach of the terms of this Agreement on the part of Seller shall have occurred and be continuing.

                  (c) Officer's Certificate. Buyer shall receive a certificate executed by an executive officer of Seller, dated as of Closing, reasonably satisfactory in form and substance to Buyer, certifying that the conditions specified in Sections 7.1(a) and (b) have been satisfied.

                  (d) Legal Proceedings. There shall be no Legal Requirement, and no Judgment shall have been entered and not vacated by any Governmental Authority of competent jurisdiction in any Litigation or arising therefrom, which enjoins, restrains, makes illegal, or prohibits consummation of the transactions contemplated by this Agreement, and there shall be no Litigation pending or threatened that seeks or that, if successful, would have the effect of any of the foregoing.

                  (e) Seller's Counsel Opinion. Buyer shall have received an opinion of Ted S. Lodge, Senior Vice President and General Counsel of Seller, dated as of Closing, in the form of Exhibit 7.1(e).

                  (f) Seller's FCC Counsel Opinion. Buyer shall have received an opinion of Vorys, Sater, Seymour & Pease, special FCC counsel to Seller, dated as of Closing, in the form of Exhibit 7.1(f).

                  (g) Consents. Buyer shall have received evidence, in form and substance reasonably satisfactory to it, that all consents, approvals and authorizations identified on Schedule 5.3 as required consents and marked with an asterisk "*" have been obtained and remain in full force and effect; provided, however, that to the extent such required consents relate to consents by (i) the FCC to assignments of Licenses, this condition shall be deemed met if such consents to assignment have been requested prior to Closing and Buyer is entitled to operate the Systems under such Licenses pursuant to conditional use authorizations until the FCC's consent is received, and (ii) the other party(ies) to a Pole Attachment Agreement or a retransmission consent agreement, this condition shall be deemed met if such other party(ies) and Buyer have agreed to include the Systems under an existing agreement between Buyer and such other party(ies).

                  (h) Evidence of Authorizing Actions. Seller shall have delivered to Buyer evidence reasonably satisfactory to Buyer to the effect that Seller has taken all action necessary to authorize its execution of this Agreement and the consummation of the transactions contemplated hereby.

                  (i) Subscribers. As of Closing, the Adjusted Five-Month Average Number of Subscribers, as determined or estimated by the parties in accordance with Section 2.4(b), shall be at least 3,600.

                  (j) Noncompetition Agreement. Seller shall have delivered to Buyer the Noncompetition Agreement executed by Seller.

                  (k) Lien Releases. Seller shall have delivered evidence satisfactory to Buyer that all Liens affecting or encumbering the Assets that are to be terminated, released and removed prior to or as of the Closing Date have been so terminated, released and removed.

                  (l) No Material Adverse Change. There shall not have been any material adverse change in the condition (financial or otherwise), results of operations, revenues, expenses, gross operating profits, business prospects, assets or liabilities (contingent or otherwise) of the Systems taken as a whole as a result of any change, event or development occurring after the date hereof.

                  (m) Other Documents. All other documents and other items required to be delivered under this Agreement to Buyer at or prior to Closing shall have been delivered or shall be tendered at the Closing.

         Section 7.2 Conditions to Seller's Obligations. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, any one or more of which may be waived by Seller, in its sole discretion:

                  (a) Accuracy of Buyer's Representations and Warranties. The representations and warranties of Buyer in this Agreement shall be true and accurate in all material respects at and as of Closing with the same effect as if made at and as of Closing, except for changes contemplated under this Agreement and except for representations and warranties made only at and as of a certain date.

                  (b) Performance of Obligations. Buyer shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants in this Agreement to be performed and complied with by it at or before Closing and no event which would constitute a material breach of the terms of this Agreement on the part of Buyer shall have occurred and be continuing.

                  (c) Officer's Certificate. Seller shall have received a certificate executed by an executive officer of Buyer, dated as of Closing, reasonably satisfactory in form and substance to Seller, certifying that the conditions specified in Sections 7.2(a) and (b) have been satisfied.

                  (d) Legal Proceedings. There shall be no Legal Requirement, and no Judgment shall have been entered and not vacated by any Governmental Authority of competent jurisdiction in any Litigation or arising therefrom, which enjoins, restrains, makes illegal, or prohibits consummation of the transactions contemplated hereby, and there shall be no Litigation pending or threatened that seeks or that, if successful, would have the effect of any of the foregoing.

                  (e) Buyer's Counsel Opinion. Seller shall have received an opinion of Fleischman and Walsh, L.L.P., special transaction counsel to Buyer, dated as of Closing, in the form of Exhibit 7.2(e).

                  (f) Evidence of Authorizing Actions. Buyer shall have delivered to Seller evidence reasonably satisfactory to Seller to the effect that Buyer has taken all action necessary to authorize the execution of this Agreement and the consummation of the transactions contemplated hereby.

                  (g) Subscribers. As of Closing, the Adjusted Five-Month Average Number of Subscribers, as determined or estimated by the parties in accordance with Section 2.4(b), shall be at least 3,600.

                  (h) Other Documents. All other documents and other items required to be delivered under this Agreement to Seller at or prior to Closing shall have been delivered or shall be tendered at the Closing.


                                    ARTICLE 8
                                     CLOSING

         Section 8.1 Closing; Time and Place. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement ("Closing") shall occur and be effective as of 11:59 p.m. on the last calendar day of the month in which all of the conditions to Closing have been satisfied; provided that if all such conditions have been satisfied in November or December, 1996, then Closing shall occur and be effective as of 12:00 a.m. on January 1, 1997, with the wire transfer of the Purchase Price, as estimated and adjusted pursuant to Sections 2.4(b) and 2.6, to be made on January 2, 1997; and provided further that in no event shall Closing occur later than five months after the filing date of the last FCC Form 394 to be filed by the parties in connection with the assignment of the Franchises contemplated by this Agreement (the "Outside Closing Date"). Seller and Buyer shall, without modifying or expanding their obligations hereunder, exercise their diligent, good faith efforts to cause Closing to occur as of January 1, 1997. To the extent practicable, all documents to be delivered at Closing shall be exchanged by facsimile and by overnight courier for receipt by the other party no later than the business day immediately preceding the Closing Date. If an in-person exchange of documents is required for Closing, then such exchange shall be held at the offices of Seller at 10:00 a.m. on the business day immediately preceding the Closing Date. If Buyer fails to initiate the wire transfer of the Purchase Price, as estimated and adjusted pursuant to Sections 2.4(b) and 2.6, on the date such wire transfer is required to be made, and Seller fails to receive evidence reasonably satisfactory to it that such wire transfer was initiated on such date, then the Closing shall be deemed null and void.

         Section 8.2 Seller's Obligations. At Closing, Seller shall deliver or cause to be delivered to Buyer the following:

                  (a) Bill of Sale. Executed counterparts of a Bill of Sale and Assignment and Assumption Agreement relating to the Assets in the form attached hereto as Exhibit 8.2(a) (the "Bill of Sale") and such other assignment documentation as Buyer may reasonably request;

                  (b) Officer's Certificate. The certificate described in
         Section 7.1(c);

                  (c) Evidence of Authorizing Actions. Evidence reasonably satisfactory to Buyer that Seller has taken all action necessary to authorize the execution of this Agreement and the consummation of the transactions contemplated hereby;

                  (d) Opinion of Seller's Counsel. The opinion described in
         Section 7.1(e);

                  (e) Opinion of Seller's FCC Counsel. The opinion described in
         Section 7.1(f);

                  (f) Vehicle Titles. Title certificates to all vehicles included among the Assets, endorsed for transfer of title to Buyer, and separate bills of sale and other title transfer documentation therefor, as required by the laws of the State of New Hampshire or such county or other state in which such vehicles are titled;

                  (g) Possession. Actual possession and operating control of the System;

                  (h) Conditions Precedent. To the extent not described above, all items set forth in Section 7.1;

                  (i) Documents and Records. All (i) existing blueprints, schematics, working drawings, plans, specifications, projections, statistics, engineering records, original plant records, System construction and as-built maps relating to the Systems, (ii) customer lists, files and records used by the Seller in connection with the operation of the Systems, including a list of all pending subscriber hook-ups, disconnects and repair orders, supply orders and any other lists pertinent to the operation of the Systems, and (iii) personnel files and records relating to the employees of the Systems who Buyer may have arranged to hire upon Closing. Delivery of the foregoing shall be deemed made to the extent such lists, files and records are located as of the Closing Time at any of the offices included in the Leased Real Property;

                  (j) Lien Searches. Seller shall have delivered to Buyer the results of reasonably comprehensive searches of the public records of jurisdictions in which any of the Assets are located, dated as of a date no earlier than 10 days prior to the Closing Date, of the public records regarding any and all Liens and Judgments affecting, encumbering or otherwise relating to the Systems or the Assets; and

                  (k) Other. Such other documents and instruments as shall be necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.

         Section 8.3 Buyer's Obligations. At Closing, Buyer shall deliver or cause to be delivered to Seller the following:

                  (a) Purchase Price. The Purchase Price, as estimated and adjusted in accordance with Section 2.4(b), plus or minus the estimated Current Items Amount required by Section 2.6 of this Agreement;

                  (b) Bill of Sale. Executed counterparts of the Bill of Sale and such other assumption documentation as Seller may reasonably request;

                  (c) Officer's Certificate. The certificate described in
         Section 7.2(c);

                  (d) Evidence of Authorizations. Evidence reasonably satisfactory to Seller that Buyer has taken all action necessary to authorize the execution of this Agreement and the consummation of the transactions contemplated hereby;

                  (e) Opinion of Buyer's Counsel. The opinion described in
         Section 7.2(e);

                  (f) Conditions Precedent. To the extent not described above, all items set forth in Section 7.2; and

                  (g) Other. Such other documents and instruments as shall be necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.

                                    ARTICLE 9
                                   TERMINATION

         Section 9.1 Termination Events. This Agreement may be terminated and the transactions contemplated hereby may be abandoned as follows:

                  (a) at any time, by the mutual agreement of Buyer and Seller;

                  (b) by either Buyer or Seller upon written notice to the other, if the other is in material breach or default of its respective covenants, agreements, or other obligations herein, or if any of its representations herein are not true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate, and Buyer or Seller, as the case may be, notifies the other of such breach, default or failure and such breach, default or failure is not cured within 30 days of receipt of notice that such breach, default or failure exists or has occurred;

                  (c) by either Buyer or Seller upon written notice to the other, if any conditions to its obligations set forth in Sections 7.1 and 7.2, respectively, shall not have been satisfied on or before the Outside Closing Date, for any reason other than a breach or default by such party of its respective covenants, agreements, or other obligations hereunder, or any of its representations herein not being true and accurate when made or when otherwise required by this Agreement to be true and accurate; or

                  (d) by Buyer in accordance with Section 12.13.

         Section 9.2 Effect of Termination. If this Agreement shall be terminated pursuant to Section 9.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 6.6, 9.2,
Article 10, 12.1, 12.2, and 12.9. Termination of this Agreement pursuant to
Section 9.1(b) shall not limit or impair any remedies that Buyer or Seller may have under this Agreement with respect to a breach or default by the other of its covenants, agreements or obligations hereunder.

                                   ARTICLE 10
                                    REMEDIES

         Section 10.1 Specific Performance; Remedies Cumulative. Seller and Buyer acknowledge that, if either is in material breach or default of its covenants, agreements or obligations hereunder, the other would be irreparably damaged by such breach or default and that, in addition to the other remedies that may be available under this Agreement or at law, the other party shall be entitled to specific performance of this Agreement and injunctive relief. All rights and remedies under this Agreement are cumulative of, and not exclusive of, any rights or remedies otherwise available under this Agreement, and the exercise of any of such rights or remedies shall not bar the exercise of any other rights or remedies under this Agreement.

         Section 10.2 Attorney's Fees. In the event of any Litigation between Seller and Buyer with respect to this Agreement or the transactions contemplated hereby, the party prevailing under such Litigation shall be entitled, as part of the Judgment rendered in such Litigation, to recover from the other party its reasonable attorneys' fees and costs and expenses in such Litigation.

         Section 10.3 Remedies Limitation. Notwithstanding anything herein to the contrary, the remedies provided in Article 10 and Article 11 are the sole and exclusive remedies that either Buyer or Seller shall have for breach by the other of any representations and warranties of the other or breach of default by the other in the performance of the other's covenants, agreements or obligations under this Agreement.

         Section 10.4  Escrow Deposit.

                  (a) Delivery Prior to Closing. In the event this Agreement is terminated by the parties in accordance with Section 9.1(a), by Buyer in accordance with Section 9.1(b) or 9.1(d), or by either Buyer or Seller in accordance with Section 9.1(c), then Buyer and Seller promptly shall send a Joint Disbursement Notice (as defined in the Escrow Agreement) to Escrow Agent instructing Escrow Agent to transfer the Escrow Funds (as defined in the Escrow Agreement) to Buyer in accordance with such Joint Disbursement Notice. In the event this Agreement is terminated by Seller in accordance with Section 9.1(b), then Buyer and Seller promptly shall send a Joint Disbursement Notice to Escrow Agent instructing Escrow Agent to transfer the Escrow Funds to Seller in accordance with such Joint Disbursement Notice.

                  (b) Delivery After Closing. In the event that, following Closing, Buyer incurs Losses for which Buyer believes it is entitled to indemnification from Seller in accordance with Article XI, then promptly after Buyer's submission to Seller of a claim for indemnification describing in reasonable detail the nature and, to the extent then reasonably practicable, the extent of the Losses that Buyer believes are indemnifiable by Seller (an "Indemnification Notice"), and provided that there is no dispute as to the applicability of indemnification for such Losses, Buyer and Seller promptly shall send a Joint Disbursement Notice to Escrow Agent instructing Escrow Agent to transfer to Buyer, in accordance with such Joint Disbursement Notice, Escrow Funds as necessary to indemnify Buyer for such indemnifiable Losses. If, by the close of business on the last calendar day of the eighteenth (18th) month after the Closing Date (or on the next business day if such last calendar day is not a business day) (the "Expiration Date"), Seller shall not have received an Indemnification Notice from Buyer, then on the business day next following the Expiration Date, Buyer and Seller shall send a Joint Disbursement Notice to Escrow Agent instructing Escrow Agent to transfer the balance of the Escrow Funds to Seller in accordance with such Joint Disbursement Notice. If, however, Seller has received an Indemnification Notice on or prior to the Expiration Date, then Escrow Agent shall retain control over the

         Escrow Funds until the parties have resolved Buyer's claims for indemnification, whereupon Buyer and Seller promptly shall send a Joint Disbursement Notice to Escrow Agent instructing Escrow Agent to transfer Escrow Funds to Buyer and/or Seller in accordance with the parties' resolution of such disputes.

                  (c) Other Remedies. The disbursement of the Escrow Funds to Buyer or Seller shall not preclude such party from exercising any other rights or remedies provided for in this Agreement or at law or equity in the event of a breach by the other party of its obligations under this Agreement, including the right to seek damages or indemnification for losses in excess of the Escrow Funds.

                                   ARTICLE 11
                                 INDEMNIFICATION

         Section 11.1 Indemnification by Seller. From and after Closing, Seller shall indemnify and hold harmless Buyer from and against any and all Losses arising out of or resulting from:

                  (a) any representations and warranties made by Seller in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate, or any breach or default by Seller in the performance of its covenants, agreements, or obligations under this Agreement, except for Losses that relate to any circumstance, act or omission constituting a breach of any representation or warranty by Seller or failure by Seller to comply with any of its covenants, agreements or obligations hereunder of which Buyer has received notice and which Buyer has expressly waived in writing;

                  (b) any liabilities relating to employees of Seller working for the Systems asserted under any federal, state or local law or regulation or otherwise pertaining to any labor or employment matter to the extent such labor or employment matter arises out of and relates to conditions existing or actions or events occurring prior to the Closing Time; and

                  (c) Seller's failure to perform or satisfy any of the Retained Obligations and Liabilities.

         Section 11.2 Indemnification by Buyer. From and after Closing, Buyer shall indemnify and hold harmless Seller from and against any and all Losses arising out of or resulting from:

                  (a) any representations and warranties made by Buyer in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate, or any breach or default by Buyer in the performance of its covenants, agreements, or obligations under this Agreement, except for Losses that relate to any circumstance, act or omission constituting a breach of any representation or warranty by Buyer or failure by Buyer to comply with any of its covenants, agreements or obligations hereunder of which Seller has received notice and which Seller has expressly waived in writing;

                  (b) the Assumed Obligations and Liabilities; and

                  (c) any liabilities relating to employees of Seller hired by Buyer pursuant to Section 6.3 arising after the Closing Time asserted under any federal, state or local law or regulation or otherwise pertaining to any labor or employment matter arising out of actions or events occurring or conditions arising subsequent to the Closing Time.

         Section 11.3 Indemnified Third Party Claim.

                  (a) If any Person not a party to this Agreement shall make any demand or claim or file or threaten to file or continue any Litigation with respect to which Buyer or Seller is entitled to indemnification pursuant to Sections 11.1 or 11.2, respectively, then within twenty
         (20) days after notice (the "Notice") by the party entitled to such indemnification (the "Indemnitee") to the other (the "Indemnitor") of such demand, claim or Litigation, the Indemnitor shall have the option, at its sole cost and expense, to retain counsel for the Indemnitee (which counsel shall be reasonably satisfactory to the Indemnitee), to defend any such Litigation. Thereafter, the Indemnitee shall be permitted to participate in such defense at its own expense, provided that, if the named parties to any such Litigation (including any impleaded parties) include both the Indemnitor and the Indemnitee and if the Indemnitor proposes that the same counsel represent both the Indemnitee and the Indemnitor, and such counsel opines that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, then the Indemnitee shall have the right to retain its own counsel at the cost and expense of the Indemnitor (to the extent such cost and expense is reasonable), unless the Indemnitor shall acknowledge in writing its indemnity obligation, in which event the retention by Indemnitee of its own counsel shall be at its cost and expense. If the Indemnitor shall fail to respond within twenty (20) days after receipt of the Notice, the Indemnitee may retain counsel and conduct the defense of such Litigation as it may in its sole discretion deem proper, at the sole cost and expense of the Indemnitor (to the extent such cost and expense is reasonable).

                  (b) The Indemnitee shall provide reasonable assistance to the Indemnitor and provide access to its books, records and personnel as the Indemnitor reasonably requests in connection with the investigation or defense of the indemnified Losses. The Indemnitor shall promptly upon receipt of reasonable supporting documentation reimburse the Indemnitee for reasonable out-of-pocket costs and expenses incurred by the latter in providing the requested assistance.

                  (c) With regard to Litigation of third parties for which Buyer or Seller is entitled to indemnification under Sections 11.1 or 11.2, such indemnification shall be paid by the Indemnitor upon: (i) the entry of a Judgment against the Indemnitee and the expiration of any applicable appeal period; (ii) the entry of an unappealable Judgment or final appellate Judgment against the Indemnitee; or (iii) a settlement with the consent of the Indemnitor, which consent shall not be unreasonably withheld, provided that no such consent need be obtained if the Indemnitor fails to respond to the Notice as provided in Section 11.3(a). Notwithstanding the foregoing, provided that there is no dispute as to the applicability of indemnification, reasonable expenses of counsel to the Indemnitee shall be reimbursed on a current basis by the Indemnitor as if such expenses are a liability of the Indemnitor, but only if Indemnitor is obligated to pay such expenses pursuant to
         Section 11.3(a).

         Section 11.4 Determination of Indemnification Amounts and Related Matters.

                  (a) In calculating amounts payable to an Indemnitee hereunder, the amount of the indemnified Losses shall be reduced by the amount of any insurance proceeds paid to the Indemnitee for such Losses.

                  (b) Subject to the provisions of Section 11.3, all amounts payable by the Indemnitor to the Indemnitee in respect of any Losses under Sections 11.1 or 11.2 shall be payable by the Indemnitor as incurred by the Indemnitee.

                  (c) Seller will not be liable for indemnification arising under Section 11.1(a) for (i) any Losses of or to Buyer or any other Person entitled to indemnification from Seller or (ii) any Losses incidental to or relating to or resulting from any of the foregoing (the items described in clauses (i) and (ii) collectively being referred to for purposes of this Section 11.4(c) as "Buyer's Damages") unless the amount of Buyer's Damages for which Seller would, but for the provisions of this Section, be liable exceeds, on an aggregate basis, $20,000, in which case Seller will be liable for all such Buyer's Damages, which will be due and payable within 15 days after Seller's receipt of a statement therefor. Seller's liability for indemnifiable Losses that arise out of or result from liabilities and obligations described in Section 11.1(b) or (c) shall not be limited by the immediately preceding sentence even though such Losses also may relate to matters described in Section 11.1(a). Notwithstanding anything herein to the contrary, the maximum liability of Seller under this Agreement shall be $5,000,000.

         Section 11.5 Time and Manner of Certain Claims. Except as otherwise provided herein, the representations, warranties and covenants of Buyer and Seller in this Agreement shall survive Closing for a period of eighteen months (the "Survival Period") except for representations, warranties and covenants (i) relating to title, Copyright Act matters and Taxes, which shall survive until the expiration of the applicable statute of limitations, (ii) relating to environmental matters, which shall survive until the third anniversary of the Closing Date, and (iii) relating to Confidential Information, which shall survive until the fifth anniversary hereof in the event that Closing does not occur, and Buyer's and Seller's rights to make claims thereon shall likewise expire and be extinguished on such respective dates. Neither Seller nor Buyer shall have any liability under Sections 11.1(a) or 11.2(a), respectively, unless a claim for Losses for which indemnification is sought thereunder is asserted by the party seeking indemnification by written notice to the party from whom indemnification is sought within the Survival Period. Each of Seller and Buyer shall continue to be liable under Sections 11.1(b) and (c) or Sections 11.2(b) and (c), respectively, after the Closing Date without any limitation as to time.

                                   ARTICLE 12
                                  MISCELLANEOUS

         Section 12.1 Expenses. Except as otherwise expressly provided in this Agreement, each party shall pay its own expenses and the fees and expenses of its counsel, accountants, and other experts in connection with this Agreement.

         Section 12.2 Brokerage. Seller shall indemnify and hold Buyer harmless from and against any and all Losses arising from any employment by it of, or services rendered to Seller by, any finder, broker, agency, or other intermediary, in connection with the transactions contemplated hereby, or any allegation of any such employment or services, and Buyer shall indemnify and hold Seller harmless from and against any and all Losses arising from any employment by it of, or services rendered to Buyer by, any finder, broker, agency, or other intermediary, in connection with the transactions contemplated hereby, or any allegation of any such employment or services.

         Section 12.3 Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking the action of compliance with any representation, warranty, covenant or agreement contained herein or in any document delivered pursuant hereto. The waiver by any party hereto of any condition or of a breach of another provision of this Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

         Section 12.4 Notices. All notices, requests, demands, applications, services of process, and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by facsimile transmission, delivered by overnight or other courier service, or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

                  To Seller:        Pegasus Cable Television, Inc.
                                    5 Radnor Corporate Center, Suite 454
                                    100 Matsonford Road
                                    Radnor, PA 19087
                                    Attn:  Howard Verlin
                                    Telecopy: 610/341-1835

                  Copies (which shall not constitute notice):

                                    Pegasus Cable Television, Inc.
                                    5 Radnor Corporate Center
                                    100 Matsonford Road, Suite 454
                                    Radnor, PA 19087
                                    Attn:  Ted S. Lodge, Esq.
                                    Telecopy: 610/341-1835

                  To Buyer:         State Cable TV Corp.
                                    261 State Street
                                    Augusta, ME 04330
                                    Attn: Michael Angelakis
                                    Telecopy:  207/623-5145

                  Copies (which shall not constitute notice):

                                    Fleischman and Walsh, L.L.P.
                                    1400 Sixteenth Street, N.W.
                                    Washington, D.C. 20036
                                    Attn:  Jeffry L. Hardin
                                    Telecopy:  202/265-5706


or to such other address as any party shall have furnished to the other by notice given in accordance with this Section. Such notice shall be effective,
(i) if delivered by courier service or by facsimile transmission, upon actual receipt by the intended recipient (with appropriate confirmation thereof), or
(ii) if mailed, upon the earlier of five days after deposit with the U.S. Postal Service or the date of delivery as shown on the return receipt therefor.

         Section 12.5 Entire Agreement; Amendments. This Agreement embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto, including without limitation the Confidentiality Agreement. This Agreement may not be modified orally, but only by an agreement in writing signed by the party or parties against whom any waiver, change, amendment, modification, or discharge may be sought to be enforced.

         Section 12.6 Binding Effect; Benefits. This Agreement shall inure to the benefit of and will be binding upon the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. Except as provided below, neither Buyer nor Seller shall directly or indirectly (by transfer of control of a party or otherwise), in whole or in part, assign this Agreement or delegate any of its duties hereunder, or seek consent from any Governmental Authority to assign this Agreement or delegate any of its duties hereunder to any other Person without the prior written consent of the other. Buyer may assign or delegate its rights and obligations under this Agreement without the prior written consent of Seller (a) prior to Closing, to any

"affiliate" (as such term is defined in the Securities Act) of Buyer provided such assignment is effectuated prior to the submission of any FCC Form 394 by the parties in connection herewith and provided such affiliate assumes in writing all of the duties and obligations of Buyer hereunder, but no such assignment and assumption shall in any way relieve Buyer of its obligations hereunder and Buyer shall be jointly and severally liable with such affiliate for any non-performance thereof; and (b) after Closing, to any Person that has acquired all or substantially all of the assets or capital stock of Buyer. Buyer acknowledges that it is the intention of the Seller to complete a like-kind exchange under Section 1031 of the Code. Buyer agrees to cooperate in effectuating Seller's intent as long as such cooperation does not delay the Closing or cause additional expense to the Buyer. Buyer agrees that Seller may assign its right to payment of the Purchase Price under this Agreement to a Qualified Intermediary, and Buyer agrees in such case to make payment of the Purchase Price to the Qualified Intermediary. Buyer further agrees to take other appropriate actions or execute documents, as may reasonably be requested by Seller and as may be required in order to effectuate Seller's intent. Seller shall indemnify and hold Buyer harmless from any liability or expense that may arise from any such action by Buyer.

         Section 12.7 Headings, Schedules, and Exhibits. The section and other headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement. Reference to Schedules or Exhibits shall, unless otherwise indicated, refer to the Schedules and Exhibits attached to this Agreement, which shall be incorporated in and constitute a part of this Agreement by such reference.

         Section 12.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together will be deemed to be one and the same instrument.

         Section 12.9 Publicity. Seller and Buyer shall consult with and cooperate with the other with respect to the content and timing of all press releases and other public announcements, and any oral or written statements to Seller's employees concerning this Agreement and the transactions contemplated hereby. Neither Seller nor Buyer shall make any such release, announcement, or statements without the prior written consent of the other, which shall not be unreasonably withheld or delayed; provided, however, that Seller or Buyer may at any time make any announcement required by Legal Requirements so long as such party, promptly upon learning of such requirement, notifies the other of such requirement and consults with the other in good faith with respect to the wording of such announcement. Notwithstanding the foregoing, Seller may disclose this Agreement and the transactions contemplated hereby in any registration statement and any other filing or report made by Seller pursuant to the Securities Act or the Securities Exchange Act of 1934 and agrees that any disclosure therein of the Agreement and the transactions contemplated hereby shall be consistent with the terms of this Agreement. Seller agrees to provide Buyer with a copy of any such filing or report not less than one (1) day prior to filing.

         Section 12.10 Governing Law. The validity, performance, and enforcement of this Agreement and all transaction documents, unless expressly provided to the contrary, shall be governed by the laws of the State of Delaware without giving effect to the principles of conflicts of law of such state. In accordance with Title 6, Section 2708 of the Delaware Code Annotated, each party hereby submits to the jurisdiction of the courts of Delaware and agrees to be served with legal process from any of such courts. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purpose of any such suit, action, proceeding or judgment and further waives any claim that any such suit, action, proceeding or judgment has been brought in an inconvenient forum.

         Section 12.11 Third Parties; Joint Ventures. This Agreement constitutes an agreement solely among the parties hereto, and, except as otherwise provided herein, is not intended to and will not confer any rights, remedies, obligations, or liabilities, legal or equitable, including any right of employment, on any Person (including but not limited to any employee or former employee of Seller) other than the parties hereto and their respective successors or assigns, or otherwise constitute any Person a third party beneficiary under or by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the parties hereto partners or participants in a joint venture.

         Section 12.12 Construction. This Agreement has been negotiated by Buyer and Seller and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement shall not apply in any construction or interpretation of this Agreement.

         Section 12.13 Risk of Loss. The risk of any loss or damage to the Assets resulting from fire, theft or any other casualty (except reasonable wear and tear) shall be borne by Seller at all times prior to the Closing Time. In the event that any such loss or damage shall be sufficiently substantial so as to preclude and prevent resumption of normal operations of any material portion of a System within twenty days from the occurrence of the event resulting in such loss or damage, Seller shall immediately notify Buyer in writing of its inability to resume normal operations or to replace or restore the lost or damaged property, and Buyer, at any time within ten days after receipt of such notice, may elect by written notice to Seller either to (a) waive such defect and proceed toward consummation of the transaction contemplated by this Agreement in accordance with the terms hereof, or (b) terminate this Agreement. If Buyer elects to so terminate this Agreement, Buyer and Seller shall stand fully released and discharged of any and all obligations hereunder.


               [Remainder of this page intentionally left blank.]

                 IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the date first written above.

                              BUYER:

                              STATE CABLE TV CORP.


                              By: [Signature omitted]
                                 -------------------------------------------
                                 Michael Angelakis
                                 President and Chief Executive Officer

                              SELLER:

                              PEGASUS CABLE TELEVISION, INC.


                              By: [Signature omitted]
                                 -------------------------------------------
                                 Name:
                                       -------------------------------------
                                 Title:
                                       -------------------------------------























                   [Signature page to Asset Purchase Agreement
                          between State Cable TV Corp.
                       and Pegasus Cable Television, Inc.]

                                   Exhibit 2.5
                           to Asset Purchase Agreement
                                     between
                              State Cable TV Corp.
                                       and
                         Pegasus Cable Television, Inc.


                                ESCROW AGREEMENT
                                ----------------


         This Escrow Agreement (this "Agreement") dated as of November 6, 1996, is made by and among Pegasus Cable Television, Inc., a Massachusetts corporation ("Seller"), State Cable TV Corp., a Delaware corporation ("Buyer"), and IBJ Schroder Bank & Trust Company, a New York Banking Corporation (the "Escrow Agent").


                                    RECITALS

         A. Concurrently with the execution and delivery of this Agreement, Buyer and Seller have entered into that certain Asset Purchase Agreement dated as of November 6, 1996 (the "Purchase Agreement"), pursuant to which Seller agreed to sell and Buyer agreed to purchase substantially all of the assets comprising the cable television systems which serve Bethlehem, Franconia, Moultonborough, Ossipee, Tamworth and Tuftonborough, New Hampshire, other than certain excluded assets; and

         B. Pursuant to Section 2.5 of the Purchase Agreement, Buyer agreed to deposit Three Hundred Thousand Dollars ($300,000) with Escrow Agent to be held and applied pursuant to this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1. Appointment of Escrow Agent. Buyer and Seller do hereby appoint and designate Escrow Agent as escrow agent for the purposes set forth herein, and Escrow Agent does hereby accept such appointment under the terms and conditions set forth herein.

         2. Establishment of the Escrow Funds. Simultaneously with the execution and delivery hereof, Buyer shall deposit by wire transfer Three Hundred Thousand Dollars ($300,000) into an account (the "Escrow Account") designated by Escrow Agent. Escrow Agent shall maintain the Escrow Account and the funds deposited therein (the "Escrow Funds"), subject to the terms and conditions of this Agreement. Upon receipt and deposit in the Escrow Account of the Escrow Funds, Escrow Agent shall immediately notify Buyer and Seller in writing that such funds have been received, deposited into the Escrow Account, and invested by





                             Exhibit 2.5 -- Page 1

Escrow Agent pursuant to Section 3 of this Agreement. On at least a monthly basis, Escrow Agent shall notify Seller and Buyer of the balance of the Escrow Funds, how such Escrow Funds are invested and any increases or decreases to the balance of the Escrow Funds during the previous month.

         3. Investment of Escrow Funds. After receipt of the Escrow Funds and pending the disbursement of the Escrow Funds pursuant to this Agreement, Escrow Agent shall invest the Escrow Funds in (i) direct obligations of, or obligations fully guaranteed by, the United States of America or any agency thereof, (ii) certificates of deposit issued by commercial banks having a combined capital surplus and undivided profits of not less than $200,000,000, or (iii) other investments as approved by Buyer and Seller. In the event that Buyer and Seller do not give investment instructions to Escrow Agent, then Escrow Agent shall invest the Escrow Funds in the Escrow Agent's Money Market Account. Any income or interest realized from the investments made by Escrow Agent pursuant hereto shall be deemed to form part of the Escrow Funds and shall be reinvested by Escrow Agent until all of the Escrow Funds are fully disbursed.

         4. Disbursement of the Escrow Fund.

         Escrow Agent shall retain control over the Escrow Funds and shall not disburse any Escrow Funds unless and until it receives either (i) a written notice in the form attached hereto as Exhibit A (a "Joint Disbursement Notice") jointly executed by Buyer and Seller instructing it to make such disbursement or other written instrument signed by each of Buyer and Seller, or (ii) a final and nonappealable judgment, decree or order of a court of competent jurisdiction, whereupon Escrow Agent shall promptly deliver by wire transfer to the account designated in such Joint Disbursement Notice, other written instrument or order the amount of Escrow Funds specified in such Joint Disbursement Notice, other written instrument or order.

         5. Escrow Agent's Undertakings and Limitation of Liability.

            (a) Escrow Agent undertakes to perform only such duties as are expressly set forth herein. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature. Escrow Agent shall not have any liability under, nor duty to inquire into the terms and provisions of, any agreement or instructions other than as set forth in this Agreement (whether or not the Escrow Agent has knowledge thereof).

            (b) Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it and reasonably believed by it to be genuine and to have been executed and presented by the proper party or parties as provided pursuant to this Agreement. Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. Escrow Agent shall have no duty to solicit any payments that may be due to it hereunder.








                             Exhibit 2.5 -- Page 2

            (c) Escrow Agent shall not be liable for any action taken or omitted by it in good faith. Escrow Agent may consult with counsel of its choice and shall have full and complete authorization and protection for any action taken or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

            (d) Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation specifying a date when such resignation shall take effect; provided that no resignation by Escrow Agent shall be effective until a bank of comparable standing designated by Seller, or by Escrow Agent if Seller has not designated a replacement escrow agent within five (5) business days after the date of Escrow Agent's notice of resignation, has agreed to serve as escrow agent in accordance with the terms of this Agreement, and provided further that from the date of said resignation until the delivery of the Escrow Funds to the successor escrow agent, Escrow Agent's sole duty hereunder shall be to retain the Escrow Funds and invest and reinvest said Escrow Funds pursuant to the provisions of this Agreement. Escrow Agent shall have the right to withhold an amount equal to the amount due and owing to Escrow Agent, plus any costs and expenses Escrow Agent shall reasonably believe may be incurred by Escrow Agent, in connection with the termination of this Agreement; provided, however, that Escrow Agent shall provide a complete written report accounting for any portion of the Escrow Funds withheld by it pursuant to this paragraph within fifteen (15) business days of the effective date of its resignation.

            (e) Escrow Agent shall not be responsible for the performance of Buyer or Seller under this Escrow Agreement or any other agreement.

            (f) Escrow Agent shall not assume any responsibility or liability for the completeness, correctness or accuracy of any transactions between Buyer and Seller or for the sufficiency of the Escrow Funds in connection therewith.

         6. Compensation of Escrow Agent. Buyer and Seller hereby agree jointly and severally to (i) pay Escrow Agent upon execution of this Agreement reasonable compensation for the services to be rendered hereunder, as described in Schedule I attached hereto, and (ii) pay or reimburse Escrow Agent upon receipt of a written request from Escrow Agent (including relevant supporting documentation) for all expenses, disbursement and advances, including reasonable attorney's fees, incurred or made by it in connection with the performance or termination of this Agreement.

         7. Indemnification. Buyer and Seller hereby agree jointly and severally to indemnify Escrow Agent for, and to hold it harmless against, any loss, cost, damage, liability or expense arising out of or in connection with this Agreement and the carrying out its duties hereunder, including, without limitation, costs of investigation and the reasonable costs and expenses of defending itself against any claim of liability, except in those cases where Escrow Agent has been guilty of gross negligence or willful misconduct. Notwithstanding any provision of this Agreement to the contrary, Escrow Agent shall not be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits),



                             Exhibit 2.5 -- Page 3
even if Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The provisions of this Section 7 shall survive the termination of this Agreement.

         8. Conflict with Terms of Agreement. In the event that Escrow Agent receives instructions, claims or demands from Buyer or Seller that, in its opinion, conflict with any provision of this Agreement, or is otherwise uncertain of its rights and duties hereunder, it shall without liability of any kind be entitled to refrain from taking any action, and its sole obligation in such instances shall be to keep safely the Escrow Funds until it shall be directed otherwise in writing by all of the other parties hereto or by a final and nonappealable judgment, decree or order of a court of competent jurisdiction. Escrow Agent may deposit the Escrow Funds into a court of competent jurisdiction and upon such deposit, Escrow Agent shall be relieved of any further liability or responsibility with respect thereto.

         9. Tax Identification Numbers. Buyer and Seller shall each provide Escrow Agent with its Tax Identification Number (TIN) as assigned by the Internal Revenue Service. All interest or other income earned under this Agreement prior to the Closing Date shall be allocated to Buyer as provided herein and shall be reported by Buyer to the Internal Revenue Service as having been so allocated, regardless of whether Buyer or Seller receives the Escrow Funds. All interest or other income earned under this Agreement after the Closing Date shall be allocated to Seller as provided herein and shall be reported by Seller to the Internal Revenue Services as having been so allocated, regardless of whether Buyer or Seller receives the Escrow Funds.

         10. Termination. This Agreement shall be terminated (a) upon disbursement or release of all of the Escrow Funds by Escrow Agent, (b) by written mutual consent signed by all parties; (c) by Escrow Agent, pursuant to
Section 5(d) hereof; or (d) by payment of the Escrow Fund into a court of competent jurisdiction in accordance with Section 8 hereof. This Agreement shall not be otherwise terminated.

         11. Notices.

            (a) All notices and communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered if delivered in person, (ii) the next business day after being sent via a nationally recognized overnight courier service or telecopier, provided that the notifying party receives electronic confirmation of the notified party's receipt of the telecopied notice, or (iii) three (3) business days after being sent by certified or registered mail, postage prepaid and return receipt requested, to the appropriate party at the address specified below:

                        If to Escrow Agent, to:
                        IBJ Schroder Bank & Trust Company
                        One State Street
                        New York, NY 10004
                        Attn: Corporate Trust and Agencies Administration Fax No.: 212-858-2952




                             Exhibit 2.5 -- Page 4

                        If to Seller to:

                        Pegasus Cable Television, Inc.
                        5 Radnor Corporate Center, Suite 454
                        100 Matsonford Road
                        Radnor, PA 19087
                        Attn:  Howard Verlin
                        Fax No.:  610/341-1835

                        With a required copy to:

                        Pegasus Cable Television, Inc.
                        5 Radnor Corporate Center, Suite 454
                        100 Matsonford Road
                        Radnor, PA 19087
                        Attn:  Ted S. Lodge
                        Fax No.:  610/341-1835

                        If to Buyer to:

                        State Cable TV Corp.
                        261 State Street
                        Augusta, ME 04330
                        Attn:  Michael Angelakis
                        Fax No.:  207/623-5145

                        With a required copy to:

                        Fleischman and Walsh, L.L.P.
                        1400 Sixteenth Street, N.W.
                        Washington, DC  20036
                        Attn:  Jeffry L. Hardin
                        Fax No.:  (202) 265-5706

         or at such other address as any of the above may have furnished to the other parties in writing by registered mail, return receipt requested. In the event that Escrow Agent, in its sole discretion, determines that an emergency exists, Escrow Agent may use such other means of communicating with Seller and/or Buyer as Escrow Agent reasonably deems advisable.

            (b) All notices sent by Escrow Agent to Buyer shall be copied to Seller and all notices sent by Escrow Agent to Seller shall be copied to Buyer. All notices sent by Seller to Escrow Agent shall be copied to Buyer and all notices sent by Buyer to Escrow Agent shall be copied to Seller. In each case, all copied notices shall be sent to the addresses described in Section 11(a) above and delivered in the same manner as the notice.





                             Exhibit 2.5 -- Page 5

         12. Reliance on Instructions.


            (a) In the event funds transfer instructions are given, whether in writing, by telecopier or otherwise, Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the representatives of Buyer and Seller designated on Schedule II hereto, and Escrow Agent may rely upon the confirmation of anyone purporting to be a representative so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by Escrow Agent. Buyer and Seller acknowledge that such security procedure is commercially reasonable.

            (b) It is understood that in any funds transfer Escrow Agent may rely solely upon wire transfer instructions set forth in a Joint Disbursement Notice, Seller's Notice or Buyer's Notice and the account number or similar identifying number provided by Buyer or Seller to identify the beneficiary and the beneficiary's bank. Escrow Agent may apply any portion of the Escrow Fund for any payment order it executes using any such identifying number, even where its use may result in the transfer of Escrow Funds to a person or bank other than the intended beneficiary of such transfer or such beneficiary's bank.

         13. Waiver or Amendment. The provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto.

         14. Assignment. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by any party without the prior consent of the other parties.

         15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         16. Merger or Consolidation of Escrow Agent. Any corporation into which Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all of the corporate trust business of Escrow Agent in its individual capacity may be transferred, shall be Escrow Agent under this Agreement without further act.

         18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its policies and principles of conflicts of laws, and any action brought hereunder shall be brought in the courts of the State of New York, located in the County of New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum non conveniens or any similar grounds and irrevocably consents to the jurisdiction of said courts and the service of process from such courts by mail or by any other means permitted by applicable law.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.




                             Exhibit 2.5 -- Page 6

                                       BUYER:

                                       STATE CABLE TV CORP.



                                       By:
                                          -----------------------------------
                                          Michael Angelakis
                                          President and Chief Executive Officer

                                       SELLER:

                                       PEGASUS CABLE TELEVISION, INC.



                                       By:
                                          ---------------------------------
                                          Name:
                                                ---------------------------
                                          Title:
                                                ---------------------------


                                        ESCROW AGENT:

                                        IBJ SCHRODER BANK & TRUST COMPANY


                                        By:
                                           --------------------------------
                                           Name:
                                                 --------------------------
                                           Title:
                                                 --------------------------

46499

                    Execution Page of Escrow Agreement Among
            State Cable TV Corp., Pegasus Cable Television, Inc., and
                        IBJ Schroder Bank & Trust Company




                              Exhibit 2.5 -- Page 7

                                    EXHIBIT A

                            JOINT DISBURSEMENT NOTICE




                                     [DATE]



IBJ Schroder Bank & Trust Company
One State Street
New York, NY 10004
Attn:  Corporate Trust and Agencies Administration

Ladies and Gentlemen:

         Pursuant to Section 4 of that certain Escrow Agreement dated as of November 6, 1996, by and among Pegasus Cable Television, Inc. ("Seller"), State Cable TV Corp., ("Buyer"), and IBJ Schroder Bank & Trust Company, Buyer and Seller hereby jointly notify and instruct you to transfer $________________ from the Escrow Funds to [Seller's/Buyer's] account with _________ Bank (ABA No. ______________) (Account No. _________), all as required by said Section 4.

                                     Sincerely,

                                     PEGASUS CABLE TELEVISION, INC.



                                      By:
                                          ---------------------------------
                                          Name:
                                                ---------------------------
                                          Title:
                                                ---------------------------


                                      STATE CABLE TV CORP.



                                      By:
                                          ---------------------------------
                                          Michael Angelakis
                                          President and Chief Executive Officer



                              Exhibit 2.5 -- Page 8

                                   SCHEDULE I



                    $________ per annum, or any part thereof,
                         as prorated for partial years.


























                              Exhibit 2.5 -- Page 9

                                   SCHEDULE II



                     Telephone Number(s) for Call-Backs and
           Person(s) Designated to Confirm Funds Transfer Instructions



If to Buyer:

                 Name                             Telephone Number
                 ----                             ----------------


1.   Michael Angelakis                            207-623-3685

2.   ______________________                       _____________________

3.   ______________________                       _____________________




If to Seller:

                 Name                             Telephone Number
                 ----                             ----------------

1.   Robert N. Verdecchio                         610-341-1805

2.   William E. Miles                             610-341-1838

3.   ______________________                       ______________________





Telephone call-backs shall be made to each of Buyer and Seller if joint instructions are required pursuant to the Agreement.






                             Exhibit 2.5 -- Page 10

                                   Exhibit 3.2
                           to Asset Purchase Agreement
                                     between
                              State Cable TV Corp.
                                       and
                         Pegasus Cable Television, Inc.


                            NONCOMPETITION AGREEMENT
                            ------------------------

         THIS NONCOMPETITION AGREEMENT dated as of ____________, 1997, is given and made by Pegasus Cable Television, Inc., a Massachusetts corporation ("Seller"), to and for the benefit of State Cable TV Corp., a Delaware corporation ("Buyer").

                                    RECITALS
                                    --------

         A. Seller and Buyer have entered into the Asset Purchase Agreement, dated as of November __, 1996 (the "Purchase Agreement"), pursuant to which on the date hereof Buyer has purchased from Seller and Seller has sold to Buyer substantially all of the assets (the "Assets") of Seller's cable television systems which serve Bethlehem, Franconia, Moultonborough, Ossipee, Tamworth and Tuftonborough, New Hampshire (the "Systems").

         B. The Purchase Agreement provides that, as a condition to Buyer's performance of its obligations at Closing under the Purchase Agreement, Seller shall execute and deliver to Buyer this Noncompetition Agreement. All capitalized terms used herein but not herein defined shall have the meanings assigned to such terms in the Purchase Agreement.

                                   AGREEMENTS
                                   ----------

         As an inducement for Buyer to perform its obligations under the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby agrees, acknowledges, represents, and warrants as follows:

         1. For a period of two (2) years from the date hereof, neither Seller nor any of Seller's Affiliates (as defined in the Securities Act) will engage in, or own, manage, operate, or control any entity engaged in, the business of operating a cable television system, multipoint distribution system, multichannel multipoint distribution system, cable satellite master antenna television system, direct broadcast satellite service or distributorship, or any similar multiple channel video system or service within the areas currently served by the Systems or covered by

                              Exhibit 3.2 - Page 1
the Franchises; provided that, notwithstanding the foregoing, nothing herein shall be construed to:

                  (a) prohibit or restrict ownership of a company's securities that are listed on a national securities exchange or the National Association of Securities Dealers Automated Quotation System, which (i) constitutes less than 5% of the outstanding voting stock of such company, (ii) does not constitute control over such company, and (iii) is held solely for investment purposes; or

                  (b) limit Seller in its marketing and distribution of DIRECTV programming pursuant to its existing NRTC/Member Agreement for Marketing and Distribution of DBS Services, dated June 24, 1993, as amended, except that, with respect to such marketing and distribution, for a period of two (2) years from the date hereof neither Seller nor any of Seller's Affiliates (as defined in the Securities Act) directly or indirectly:

                           (i) will solicit, through the use of direct mailings
                  (including through Val Pack or Tri Mark), door-to-door marketing, telemarketing or other direct or target marketing activities, the residents, owners or managers of homes or multiple dwelling units located within any of the areas covered by the zip codes listed on Attachment A hereto; or

                           (ii) will advertise in any newspaper or other
                  publication listed on Attachment A or on any radio station listed on Attachment A;

         Provided, that so long as neither Seller nor any Seller Affiliate has directed the Persons described in clauses (A), (B) or (C) below to take any of the activities described in clauses (i) and (ii) of this Section 2(b), then the restrictions set forth in this Section 2(b) will not restrict (A) payment of sales commissions to retailers and/or installers who serve as agents of Seller's Affiliate in its marketing and distribution of DirecTV programming; (B) payment of sales commissions to retailers, distributors and/or other agents who market and distribute DirecTV pursuant to agreements with DirecTV and/or the National Rural Telecommunications Cooperative; (C) cooperative marketing, promotion, advertising and sales commission programs of Seller's Affiliate to the extent that Seller's Affiliate pays marketing, promotion and advertising costs and sales commissions pursuant to a standard dealer program in New England; and (D) solicitation of prospective DirecTV customers who contact Seller's Affiliate as a result of advertising not otherwise prohibited above.

         3. This Noncompetition Agreement is necessary for the protection of legitimate business interests of Buyer in purchasing the Assets.

         4. The scope of this Noncompetition Agreement in time, geography and types and limits of activities is reasonable.


                              Exhibit 3.2 - Page 2

         5. Because of the unique nature of the Assets comprising the System and the confusion to subscribers, the public and regulatory bodies that a breach of this Noncompetition Agreement would create, Buyer will not have an adequate remedy at law if Seller breaches this Noncompetition Agreement. Accordingly, Buyer shall be entitled, upon application to any court of competent jurisdiction, to an injunction prohibiting violations of this Noncompetition Agreement, in addition to any rights or remedies to which Buyer may be entitled at law or in equity. Seller hereby waives, and covenants not to assert in any action or proceeding, any claim or defense that there exists an adequate remedy at law for its breach of this Noncompetition Agreement.

         6. If this Noncompetition Agreement is found by any court of competent jurisdiction to be too broad in extent, whether as to activities restricted, the time period of such restrictions or geographic areas in which such activities are restricted, this Noncompetition Agreement shall nevertheless remain effective but shall be deemed amended to the extent considered by such court to be reasonable, and shall be fully enforceable as so amended.

         7. The failure of Buyer to insist, in any one or more instances, upon performance of any of the terms or conditions of this Noncompetition Agreement shall not be construed as a waiver of future performance of any such term or condition, and the obligations of Seller, and any other person bound by this Noncompetition Agreement pursuant to Paragraph 1 hereof, with respect thereto shall continue in full force and effect.

         8. This Noncompetition Agreement shall inure to the benefit of, and shall be fully enforceable by, Buyer or any Person that has acquired all or substantially all of the assets or capital stock of Buyer.

         9. The validity, performance, and enforcement of this Noncompetition Agreement and all transaction documents, unless expressly provided to the contrary, shall be governed by the laws of the State of Delaware without giving effect to the principles of conflicts of law of such state.

         10. All notices, requests, demands, applications, services of process, and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by facsimile transmission, delivered by overnight or other courier service, or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

                  To Seller:        Pegasus Cable Television, Inc.
                                    5 Radnor Corporate Center, Suite 454
                                    100 Matsonford Road
                                    Radnor, PA 19087
                                    Attn:  Howard Verlin
                                    Telecopy: 610/341-1835


                              Exhibit 3.2 - Page 3

                  Copies (which shall not constitute notice):

                                    Pegasus Cable Television, Inc.
                                    5 Radnor Corporate Center
                                    100 Matsonford Road, Suite 454
                                    Radnor, PA 19087
                                    Attn:  Ted S. Lodge, Esq.
                                    Telecopy: 610/341-1835

                  To Buyer:         State Cable TV Corp.
                                    261 State Street
                                    Augusta, ME 04330
                                    Attn: Michael Angelakis
                                    Telecopy:  207/623-5145

                  Copies (which shall not constitute notice):

                                   Fleischman and Walsh, L.L.P.
                                   1400 Sixteenth Street, N.W.
                                   Washington, D.C. 20036
                                   Attn: Jeffry L. Hardin
                                   Telecopy: 202/265-5706


or to such other address as any party shall have furnished to the other by notice given in accordance with this Section. Such notice shall be effective,
(i) if delivered by courier service or by facsimile transmission, upon actual receipt by the intended recipient (with appropriate confirmation thereof), or
(ii) if mailed, upon the earlier of five days after deposit with the U.S. Postal Service or the date of delivery as shown on the return receipt therefor.

         11. This Agreement embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto. This Agreement may not be modified orally, but only by an agreement in writing signed by the party or parties against whom any waiver, change, amendment, modification, or discharge may be sought to be enforced.

         12. This Agreement shall inure to the benefit of and will be binding upon the parties hereto and their respective successors and assigns.

         13. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together will be deemed to be one and the same instrument.



                              Exhibit 3.2 - Page 4

         IN WITNESS WHEREOF, Buyer and Seller have executed this Noncompetition Agreement as of the date first written above.

                                STATE CABLE TV CORP.



                                By:
                                    ---------------------------------------
                                    Michael Angelakis
                                    President and Chief Executive Officer


                                PEGASUS CABLE TELEVISION, INC.



                                By:
                                    ----------------------------------------
                                    Name:
                                    Title:




                              Exhibit 3.2 - Page 5

                    ATTACHMENT A TO NONCOMPETITION AGREEMENT


Zip Codes

Bethlehem                           03574
Franconia                           03580
Chocorua                            03817
Tamworth                            03886
So. Tamworth                        03883
Melvin Village                      03850
Moultonborough                      03254
Ctr. Tuftonborough                  03816
Ossipee                             03864
Ctr. Ossipee                        03814
W. Ossipee                          03890


Newspapers and Other Publications

Mount Washington Valley Mountain Ear
Lakes Region Courier
White Mountain Shopper
Carroll County Independent - Ossipee Center
Conway Daily Sun - Conway
Granite State News - Wolfeboro

Radio Stations

WLTN - 96.7 FM, 1400 AM - Grafton
WZPK - 103.7 FM - Carroll/Grafton
WLNH - 98.3 FM - Carroll


                              Exhibit 3.2 - Page 6

                                 Exhibit 7.1(f)
                           to Asset Purchase Agreement
                                     between
                              State Cable TV Corp.
                                       and
                         Pegasus Cable Television, Inc.


                          SELLER'S FCC COUNSEL OPINION


                                             __________________, 1997


State Cable TV Corp.
261 State Street
Augusta, ME 04330
Attention:        Michael Angelakis
                  President and Chief Executive Officer

         Re: Asset Purchase Agreement dated as of November __, 1996 (the "Agreement"), by and between State Cable TV Corp., a Delaware corporation (the "Buyer"), and Pegasus Cable Television, Inc., a Massachusetts corporation (the "Seller").

Ladies and Gentlemen:

         This letter is rendered to you pursuant to Section 7.1(f) of the Agreement. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

         We have acted as special Federal Communications Commission ("FCC") counsel to Seller. This opinion is limited to certain matters arising under the Communications Act of 1934, as amended by the Cable Communications Policy Act of 1984, the Cable Consumer Protection and Competition Act of 1992 ("1992 Cable Act") and the Telecommunications Act of 1996 ("1996 Act") (hereinafter collectively referred to as the "Act"); the rules and regulations of the FCC promulgated pursuant thereto; the Copyright Act of 1976 (the "Copyright Act"); and the rules and regulations of the U.S. Copyright Office promulgated pursuant thereto, all as applicable to the cable television operations conducted by Seller in the communities listed on Attachment 1 hereto (the "Cable Systems").

         For purposes of this opinion, we have examined originals or copies of such documents, certificates, and public records as we have deemed necessary or appropriate. We have also examined the Agreement. We have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as certified or photocopies and the authenticity of the originals of such latter documents. As to various questions of fact in

                            Exhibit 7.1(f) -- Page 1
connection with this opinion, we have relied upon actual examination of the publicly available files of the FCC and the U.S. Copyright Office, our own files, and pertinent statements and representations of representatives of Seller. It is possible that there may be matters pending before the FCC relating to Seller of which we do not have knowledge because such matters have not yet been identified in the appropriate files of the FCC. As of the date of this letter, however, no such matters were found in the appropriate files of the FCC.

         Based upon, subject to and limited by the foregoing, and except as otherwise set forth on Attachment 2, we are of the opinion that:

         1. Seller holds all licenses, permits and authorizations from the FCC required for the operation of the Cable Systems as we have been informed they are currently being operated. Attachment 1 hereto lists all such licenses, permits and authorizations held by Seller, which have been issued by the FCC ("FCC Licenses"). All such FCC Licenses remain in full force and effect. The FCC has authorized the assignment of the FCC Licenses to Buyer.

         2. No other FCC authorizations, consents or approvals are required by Seller in order to permit consummation of the transactions contemplated by the Agreement.

         3. All communities served by the Cable Systems have been registered with the FCC. These communities, and their FCC community unit identifiers, are listed on Attachment 1.

         4. All required notifications have been filed with, and all necessary authorizations have been received from, the FCC with respect to the utilization of any frequencies in the 108- 137 Mhz and 225-400 Mhz bands which we have been advised are currently being utilized on the Cable Systems. The parameters of all such notifications, including Cable Systems location, coordinates, radius, channels utilized, frequency offsets, and maximum peak power, are set forth on Attachment 1. FCC Forms 320 containing a passing Cumulative Signal Leakage Index ("CLI"), as defined by the FCC, have been filed annually for each community since 1990.

         5. All required Cable Television Annual Employment Reports (FCC Form 395-A) have been filed for Seller and the Cable Systems for the calendar years 1989 through 1996. Seller's employment units have had less than 6 employees each since 1989.

         6. Annual Reports of Cable Television Systems (FCC Forms 325, Schedule
A) have been timely filed for each of the Cable Systems in 1994 (covering the reporting year 1993) and in 1995 (covering the reporting year 1994). No Forms 325-A have been sent out by the FCC for 1996 (covering the reporting year 1995).

         7. All notifications to the Federal Aviation Administration ("FAA") and all registrations with the FCC required by FCC rules or regulations have been made with respect to the construction and/or alteration of those antenna structures which are being used in connection with the operation of the Cable Systems. The height, location and FAA study

                            Exhibit 7.1(f) -- Page 2
number (where applicable) and FCC registration number of such antenna structures are set forth on Attachment 1.

         8. To the best of our knowledge, after due inquiry, there are no outstanding judgments, decrees or orders (including but not limited to rate complaints and "must-carry" complaints) which have been issued by the FCC against Seller or the Cable Systems. Other than proceedings affecting the cable television industry generally, there are no actions or proceedings (including but not limited to rate complaints and "must-carry" complaints) pending before the FCC regarding Seller or the Cable Systems.

         9. Seller does not operate any SMATV, MDS or MMDS system within the Cable Systems' franchise areas.

         10. All Statements of Account required pursuant to Section 111 of the Copyright Act for the accounting periods beginning with the January 1-June 30, 1993 accounting period and ending with the [January 1-June 30, 1996 or most recent] accounting period, and all required royalty payments, have been filed with the U.S. Copyright Office in connection with the operation of the Cable Systems. There is no actual or threatened litigation by the U.S. Copyright Office or any other person with respect to any copyright filings or royalty fee payments made for the Cable Systems. All correspondence received by Seller or the Cable Systems which questions any of the Statements of Account filed for the Cable Systems or the royalty payments submitted therewith has been fully responded to, and all issues raised therein have been resolved.

         11. The execution and delivery by Seller of the Transaction Documents and the consummation by Seller of the Closing do no violate the Act, any rule or regulation thereunder or any other law, rule or regulation administered by the FCC.

         This opinion is rendered only to you and is solely for your benefit in connection with the Agreement and the transactions contemplated thereby. This opinion may not be relied upon by any other person for any purpose without our prior written consent.

                                         Sincerely,




                            Exhibit 7.1(f) -- Page 3

                                  ATTACHMENT 1


A.       Communities Served and FCC Code Numbers:



B.       FCC Licenses:

                  CARS Stations: None


                  Business Radio Stations: None


                  TVRO Earth Stations


C.       Authorized Aeronautical Frequency Use:

                  System:  _____________
                           Coordinates:  __(degree) __' __" N. Lat.
                           __(degree) __' __" W. Long.
                        Radius: ___ Km
                        Channels:
                        Maximum Peak Power: __ dBmV


D.    Antenna Structures Utilized:
      (Coordinates, overall height AMSL, and distance to nearest aircraft landing area for each of the following antenna structures are based on horizontal geodetic referencing system NAD27.)

      Location: _________
                Height AGL: ___'
                Overall Height AMSL: ___'
                Coordinates:  __(degree) __' __" N. Lat.
                      __(degree) __' __" W. Long
                Distance to Nearest Aircraft Landing Areas: ____ mi. Aero Study No.: ___________
                FCC Registration No.: _______

                                  ATTACHMENT 2



                           [Exceptions to be drafted]

                                 Exhibit 7.2(e)
                           to Asset Purchase Agreement
                                     between
                              State Cable TV Corp.
                                       and
                         Pegasus Cable Television, Inc.


                             BUYER'S COUNSEL OPINION
                             -----------------------




                             ________________, 1997


Pegasus Cable Television, Inc.
5 Radnor Corporate Center
100 Matsonford Road, Suite 454
Radnor, PA 19087

Ladies and Gentlemen:

         We have acted as counsel to State Cable TV Corp. ("Buyer"), a Delaware corporation, in connection with that certain Asset Purchase Agreement dated as of November __, 1996 by and between Buyer and Pegasus Cable Television, Inc. ("Seller"), a Massachusetts corporation, ("Purchase Agreement"). The Purchase Agreement and the documents executed and delivered by Buyer pursuant thereto before and at the Closing are referred to herein as the "Transaction Documents." All capitalized terms used but not defined herein have the meanings assigned to them in the Purchase Agreement.

         In such capacity, we have examined originals or copies certified or otherwise identified to our satisfaction, of the Transaction Documents and of such corporate records and other agreements, documents and instruments, and of such certificates or comparable documents of public officials and officers and representatives of Buyer, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

         In all cases, we have assumed the legal capacity of each natural person signing the Transaction Documents and other relevant documents and instruments, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information of Buyer. We have further assumed that the Transaction Documents have been duly authorized, executed and delivered by, and are the legal, valid and binding obligations of, all parties thereto other than Buyer.

         As to questions of fact material to this opinion, we have relied upon the accuracy of the representations and warranties made by the parties in the Transaction Documents and upon certificates of public officials. Statements made herein "to our knowledge" or with respect to






                            Exhibit 7.2(e) -- Page 1
matters "known to us" are based solely on information actually known to us. We have not undertaken any independent investigation of factual matters.

         Based upon the foregoing, and subject to the qualifications, limitations and assumptions stated herein, we are of the following opinions:

         1. Buyer has been duly incorporated and is a corporation validly existing and in good standing under the laws of the State of Delaware.

         2. Buyer has the corporate power to conduct its business as, to the best of our knowledge, it is now conducted. Buyer has the corporate power to execute and deliver the Transaction Documents and to perform its obligations thereunder. The execution, delivery and performance by Buyer of the Transaction Documents have been duly authorized by all necessary corporate action on the part of Buyer.

         3. Each of the Transaction Documents has been duly executed and delivered by Buyer and is a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms.

         4. The execution and delivery by Buyer of the Transaction Documents and the consummation by Buyer of the Closing do not (i) conflict with or violate any provision of the articles of incorporation or bylaws of Buyer; (ii) to our knowledge, violate any provision of any Legal Requirement, including, but not limited to, the Communications Act of 1934, as amended, any rule or regulation thereunder or any other law, rule or regulation administered by the Federal Communications Commission; (iii) to our knowledge, conflict with, violate, result in a breach of, or constitute a default under any agreement to which Buyer is a party or by which Buyer or the assets or properties owned or leased by it are bound or affected; or (iv) to our knowledge, require any consent, approval or authorization of, or filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person.

         5. Furthermore, we advise you that, to the best of our knowledge, there is no litigation, adversarial proceeding or governmental investigation pending or threatened against Buyer that, if adversely determined, would have a material adverse effect on the ability of Buyer to perform its obligations under the Transaction Documents.

         The opinions set forth above are subject to the following qualifications and limitations:

         (a) We express no opinion as to the effect of the application of equitable principles (whether considered in a proceeding at law or in equity) or of bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect affecting the enforcement of creditors' rights and remedies (including those relating to fraudulent conveyances and transfers).

         (b) We express no opinion concerning what law will actually govern the Transaction Documents or concerning the enforceability of any choice of law provisions in the Transaction Documents.








                            Exhibit 7.2(e) -- Page 2

         (c) Except as set forth in Paragraph 4, we express no opinion concerning the Communications Act of 1934, as amended, any rule or regulation thereunder or any other law, rule or regulation administered by the Federal Communications
               Commission or any law, rule or regulation administered by franchising authorities in Bethlehem, Franconia, Moultonborough, Ossipee, Tamworth and Tuftonborough, New Hampshire.

         We are members of the bar of the District of Columbia. We express no opinion concerning the laws of any jurisdiction other than the law of the District of Columbia, the federal law of the United States of America and the General Corporation Law of the State of Delaware. To the extent that any matter with respect to which an opinion is rendered herein is governed by the laws of another jurisdiction, we have, with your permission, assumed that the laws of such other jurisdiction are substantively the same as the laws of the District of Columbia. This opinion is given as of the date hereof and is limited to the law as now in effect and based on facts of which we now have knowledge. We do not undertake to advise you of any change in the law that may occur, or of any fact that may come to our attention, after the date hereof. You may not rely on this opinion for any purpose other than in connection with the transactions contemplated by the Transaction Documents and no person other than you may rely on this opinion for any purpose, without our written consent.

                                            Sincerely yours,

                                            FLEISCHMAN AND WALSH, L.L.P.








                            Exhibit 7.2(e) -- Page 3

                                 Exhibit 8.2(a)
                           to Asset Purchase Agreement
                                     between
                              State Cable TV Corp.
                                       and
                         Pegasus Cable Television, Inc.



              BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT
              ----------------------------------------------------

         THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Bill of Sale") effective as of [11:59 p.m./12:00 a.m.], ____________________ , 1997,
is given by Pegasus Cable Television, Inc., a Massachusetts corporation ("Seller"), to State Cable TV Corp., a Delaware corporation ("Buyer").

                                    RECITALS
                                    --------

         Seller and Buyer have entered into an Asset Purchase Agreement dated as of November __, 1996 (the "Purchase Agreement"), providing, among other things, for the sale, conveyance, assignment and transfer by Seller to Buyer of substantially all of the assets of Seller's cable television systems which serve Bethlehem, Franconia, Moultonborough, Ossipee, Tamworth and Tuftonborough, New Hampshire (the "Systems"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                                   AGREEMENTS
                                   ----------

         1. Assignment of Assets. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller hereby sells, conveys, assigns, and transfers to Buyer, free and clear of all Liens (except for Permitted Liens), all rights, title and interests of Seller or any affiliate of Seller in and to all of the assets and properties, real and personal, tangible and intangible, owned or leased, used or held for use by Seller in its operation of the Systems (the "Assets"), including, without limitation, the Assets described below, to have and to hold such Assets to Buyer, its successors and assigns for their use forever:

                  (a) All tangible personal property used or held for use by Seller in its operation of the Systems, including, without limitation, the property described on Schedule 2.1(a) to the Purchase Agreement;

                  (b) All interests in Leased Real Property and all improvements thereon owned by Seller, including, without limitation, the Leased Real Property described on Schedule 2.1(b) to the Purchase Agreement;

                  (c) The Franchises described on Schedule 2.1(c) to the Purchase Agreement;

                  (d) All Licenses, including, without limitation, the Licenses described on Schedule 2.1(d) to the Purchase Agreement;

                             Exhibit 8.2(a) - Page 1

                  (e) All Contracts, including, without limitation, the Contracts described on Schedule 2.1(e) to the Purchase Agreement;

                  (f) All subscriber, trade and other accounts receivable arising from Seller's operation of the Systems, except for accounts receivable relating to programming agreements and advertising aired prior to Closing; and

                  (g) All engineering records, files, data, drawings, blueprints, schematics, reports, lists, plans and processes, and all files of correspondence, lists, records, and reports concerning subscribers and prospective subscribers of the Systems, personnel records relating to employees of any System who are to be hired by Buyer, signal and program carriage, and dealings with Governmental Authorities, including, but not limited to, all reports filed by or on behalf of Seller with the FCC with respect to the Systems and statements of account filed by or on behalf of Seller with the U.S. Copyright Office with respect to the Systems.

Notwithstanding the foregoing, nothing herein shall be construed as the sale, conveyance, or transfer of any of the Excluded Assets, including, but not limited to, (i) the assets and properties of Seller or its affiliates relating solely to its distribution of DIRECTV as such assets are described on Schedule
2.2 of the Purchase Agreement; (ii) the assets and properties of Seller located outside of New Hampshire, whether real or personal, tangible or intangible, owned or leased, used or held for use by Seller in its operation of the Systems, including, but not limited to the billing system software and spectrum analyzer, but excluding the Assets described in Sections 1(c), (d), (e), (f) and (g) of this Bill of Sale and the Assets described on Schedule 2.1(a) of the Purchase Agreement; and (iii) any other items described on Schedule 2.2 of the Purchase Agreement.

         2. Assumption of Obligations. Buyer hereby agrees to assume, perform and discharge in a timely manner the Assumed Obligations and Liabilities. As provided therefor under Section 11.2 of the Purchase Agreement, Buyer shall indemnify Seller for and hold Seller harmless from Losses that may arise in connection with Buyer's performance or non-performance of the Assumed Obligations and Liabilities; provided, however, that Buyer shall neither have nor incur any liability, responsibility or obligation with respect to any of the Retained Obligations and Liabilities or Seller's performance or non-performance of any of the same. To the extent provided therefore under Article 11 of the Purchase Agreement, Seller shall indemnify Buyer for and hold Buyer harmless from Losses that may arise in connection with such performance or non-performance by Seller of the Retained Obligations and Liabilities.

         3. Additional Instruments. Seller agrees to (a) furnish to Buyer such other and further instruments of conveyance, assignment or transfer, (b) provide such notices, releases, acquittances and other documents, and (c) do or cause to be done all other acts and things that Buyer may reasonably request to cause the Assets to be conveyed hereby to be sold, conveyed, assigned and transferred to Buyer and cause title to such Assets to be vested in Buyer.

         4. Relationship to Purchase Agreement. This Bill of Sale is executed and delivered pursuant to the Purchase Agreement, subject to the covenants, representations, warranties, and other provisions thereof. No provision set forth in this Bill of Sale shall be deemed to enlarge,

                             Exhibit 8.2(a) - Page 2
alter or amend the terms or provisions of the Purchase Agreement. In the event of any conflict between the provisions of this Bill of Sale and the provisions of the Purchase Agreement, the provisions of the Purchase Agreement shall control.

         5. Nature of Rights and Obligations. The rights, benefits, obligations and liabilities granted or incurred hereunder are personal to the parties hereto and their successors and assigns, and are not intended to be binding upon or inure to the benefit of any other party.

         6. Governing Law. The validity, performance, and enforcement of this Bill of Sale shall be governed by the laws of the State of Delaware without giving effect to the principles of conflicts of law of such state. In accordance with Title 6, Section 2708 of the Delaware Code Annotated, each party hereby submits to the jurisdiction of the courts of the State of Delaware and agrees to be served with legal process from any of such courts. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purpose of any such suit, action, proceeding, or judgment and further waives any claim that any such suit, action, proceeding, or judgment has been brought in an inconvenient forum.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]


                             Exhibit 8.2(a) - Page 3

         IN WITNESS WHEREOF, Buyer and Seller have executed this Bill of Sale as of the time and date first written above.


                                BUYER

                                STATE CABLE TV CORP.



                                By:
                                   ---------------------------------------
                                   Michael Angelakis
                                   President and Chief Executive Officer

                                SELLER:

                                PEGASUS CABLE TELEVISION, INC.



                                By:
                                   -----------------------------------------
                                   Name:
                                         -----------------------------------
                                   Title:
                                         -----------------------------------



                             Exhibit 8.2(a) - Page 4